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The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 9, 2008

As Filed Pursuant to Rule 424(b)(2)
Registration No: 333-134553

        PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 30, 2006)

2,000,000 Shares
LEHMAN BROTHERS HOLDINGS INC.
       % Non-Cumulative Mandatory Convertible
Preferred Stock, Series Q

This is a public offering by Lehman Brothers Holdings Inc. of 2,000,000 shares of      % Non-Cumulative Mandatory Convertible Preferred Stock, Series Q (the "Preferred Stock").

Cash dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if declared by our board of directors, at a rate of      % per year. The dividend payment dates will be each January 1, April 1, July 1 and October 1, commencing on October 1, 2008, through and including July 1, 2011, or the next business day if any such day is not a business day. Dividends on the Preferred Stock will be non-cumulative.

Each share of the Preferred Stock will mandatorily convert on July 1, 2011, into between            and                         shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable upon conversion will be determined based on the average of the closing prices per share of our common stock over the 20 trading day period ending on the third trading day prior to the mandatory conversion date. At any time prior to July 1, 2011, you may elect to convert each share of Preferred Stock into shares of common stock at the minimum conversion rate of                         shares of common stock per share of Preferred Stock, subject to anti-dilution adjustments. In the event of a cash acquisition (as described herein), under certain circumstances the conversion rate will be adjusted during the cash acquisition conversion period (as described herein).

The Preferred Stock is not redeemable by us at any time.

Prior to this offering, there has been no public market for the Preferred Stock. The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol "LEH." The last reported sale price of our common stock on June 6, 2008 was $32.29 per share.

In addition to this offering of Preferred Stock, we are concurrently offering 143,000,000 shares of our common stock. The common stock will be offered pursuant to a separate prospectus supplement. The completion of this offering of the Preferred Stock is not conditioned upon the completion of the concurrent offering of our common stock and the completion of the offering of our common stock is not conditioned upon the completion of this offering of the Preferred Stock.

See "Risk Factors" beginning on page S-9 of this prospectus supplement and "Risk Factors" beginning on page 14 of our Annual Report on Form 10-K for the year ended November 30, 2007 to read about factors you should consider before investing in the Preferred Stock.

	Per Share		Total
Initial public offering price		$1,000.00	$
Underwriting discount	$		$
Proceeds to Lehman Brothers Holdings Inc. (before expenses)	$		$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of Preferred Stock through the facilities of The Depository Trust Company against payment in New York, New York on June     , 2008.

LEHMAN BROTHERS

June     , 2008

        You should only rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus. Any free writing prospectus should be read in connection with this prospectus supplement and the accompanying prospectus. We have not, and no underwriter, agent or dealer has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have filed or will file with the Securities and Exchange Commission (the "SEC") and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

i

GENERAL INFORMATION

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference into both documents.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        Please note that in this prospectus supplement references to "Lehman Brothers Holdings," "we," "us" and "our" refer to Lehman Brothers Holdings Inc. and references to "Lehman Brothers" refer to Lehman Brothers Holdings and its subsidiaries.

        Also, in this prospectus supplement, references to "holders" mean those who own Preferred Stock registered in their own names, on the books that we or our agent maintains for this purpose, and not those who own beneficial interests in Preferred Stock registered in street name or in Preferred Stock issued in book-entry form through one or more depositaries. The Preferred Stock will be issued in book-entry form only. Owners of beneficial interests in the Preferred Stock should read the section entitled "Book-Entry System."

        Investing in the Preferred Stock involves risks. You should reach a decision to purchase shares only after you have carefully reviewed the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and considered with your advisors the suitability of an investment in the Preferred Stock in light of your particular circumstances.

        This prospectus supplement contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus supplement and the accompanying prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in our most recent Annual Report on Form 10-K, which is incorporated in this prospectus supplement and the accompanying prospectus by reference. See "Where You Can Find More Information" in this prospectus supplement for information about how to obtain a copy of this annual report.

ii

SUMMARY INFORMATION

        This summary highlights selected information in this prospectus supplement, but it may not contain all of the information that you should consider before deciding to invest in the Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section in this prospectus supplement and in our Annual Report on Form 10-K for the year ended November 30, 2007 and the other documents referred to in "Where You Can Find More Information."

Lehman Brothers Holdings Inc.

        Lehman Brothers Holdings Inc., an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman Brothers provides a full array of services in equity and fixed income sales, trading and research, investment banking, asset management, private asset management and private equity. Lehman Brothers' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by a network of offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Capital Markets, Investment Banking and Investment Management.

        Capital Markets primarily represents institutional client-flow activities, including secondary trading, financing, mortgage origination and securitization, prime brokerage and research activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes principal investing and proprietary activities including investments in real estate, private equity and other long-term investments.

        Investment Banking provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity instruments. Investment Banking is comprised of corporate finance, mergers & acquisitions ("M&A") and global finance units that serve Lehman Brothers' corporate, institutional and government clients. The corporate finance unit is organized into global industry groups—communications, consumer/retail, financial institutions, financial sponsors, healthcare, industrial, media, middle markets, natural resources, power, real estate and technology—that include bankers who deliver industry knowledge and expertise to meet clients' objectives. M&A is comprised of advisory and restructuring groups. Global finance serves Lehman Brothers' clients' capital-raising needs through specialized product groups in equity capital markets, debt capital markets, leveraged finance, private capital markets and risk solutions. Bankers in these specialized product groups partner with industry coverage bankers in the global industry groups to provide comprehensive financial solutions for clients.

        Investment Management provides strategic investment advice and services to institutional and high net-worth clients on a global basis. Private Investment Management provides traditional brokerage services and comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and small and medium size institutional clients, leveraging all the resources of Lehman Brothers. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

The Offering

        This summary highlights selected information from this prospectus supplement to help you understand the Preferred Stock. This summary does not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully to fully understand the terms of such securities, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the securities offered hereby. You should pay special attention to "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended November 30, 2007 to determine whether an investment in the Preferred Stock is appropriate for you.

Preferred Stock

        We are offering 2,000,000 shares of our      % Non-Cumulative Mandatory Convertible Preferred Stock, Series Q, with each share of Preferred Stock having a liquidation preference of $1,000 per share.

        Dividends.    Cash dividends on the Preferred Stock will be payable quarterly in arrears on a non- cumulative basis, only when, as and if declared by our board of directors out of legally available funds, on each January 1, April 1, July 1 and October 1, beginning October 1, 2008, through and including July 1, 2011, each a "dividend payment date," at a rate per annum equal to      %.

        Dividends on the Preferred Stock will be non-cumulative. We may pay a partial dividend or skip a dividend on the Preferred Stock at any time. If for any reason our board of directors does not declare full cash dividends on the Preferred Stock for a dividend period prior to the related dividend payment date, that dividend will not accrue and we will have no obligation to pay any dividends for that dividend period on the related dividend payment date or at any time in the future, whether or not our board of directors declares dividends on the Preferred Stock for any future dividend period. See "Description of the Preferred Stock—Dividends."

        Dividends will be calculated based on a 360-day year consisting of twelve 30-day months. If any day that would otherwise be a dividend payment date is not a business day, then the first business day following that day will be the applicable dividend payment date. The term "dividend period" means the period from, and including, each dividend payment date (or, in the case of the initial dividend period, the original issuance date) to, but excluding, the next dividend payment date.

        No dividends on the Preferred Stock will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our junior subordinated debentures and our other indebtedness, would prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or would not be permitted thereunder. See "Risk Factors—Risks Relating to the Preferred Stock and Our Common Stock—Certain of our existing securities may prevent us from paying dividends on the Preferred Stock upon the occurrence of a mandatory trigger event." No dividends on the Preferred Stock will be declared or paid or set apart for payment if prohibited by applicable law or regulation.

        Dividend Stopper.    We may not declare, set apart for payment or pay dividends on any of our stock that ranks equally with the Preferred Stock unless we have declared and paid, or set apart for payment, dividends on the Preferred Stock for the most recent dividend period ending on or before the dividend payment date of that other stock, ratably with dividends on that other stock in proportion to the respective amounts of (A) the full amount of dividends payable on the Preferred Stock for such dividend period, and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative preferred stock, on that other stock.

        Except as set forth above, unless full cash dividends on the Preferred Stock have been declared and paid or set aside for payment for the most recently completed dividend period:

  •
  we may not declare, set apart for payment or pay dividends on our common stock or on any other stock of ours ranking equally with or junior to the Preferred Stock as to dividends (any such stock, "Junior or Parity Stock"); and

  •
  we may not, and may not permit our subsidiary to, redeem, purchase or otherwise acquire (or make payment to or available for any sinking fund with respect to) any of our Junior or Parity Stock, except that money previously deposited in a sinking fund may be applied to a redemption or purchase;

        other than any:

    (1)
    purchase, redemption or other acquisition of Junior or Parity Stock in connection with the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the then-current dividend period;

    (2)
    purchase, redemption or other acquisition of Junior or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries' employees, officers, directors, consultants or independent contractors;

    (3)
    exchange, redemption or conversion of Junior or Parity Stock for Junior or Parity Stock;

    (4)
    purchase, redemption or other acquisition of Junior or Parity Stock with the proceeds of a substantially contemporaneous sale of any such Junior or Parity Stock; or

    (5)
    any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.

        Redemption.    The Preferred Stock is not redeemable and will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

        Mandatory Conversion.    On July 1, 2011 (the "mandatory conversion date"), each share of Preferred Stock will mandatorily convert into shares of our common stock based on the conversion rate as described below. Holders of Preferred Stock on the mandatory conversion date will have the right to receive any declared and unpaid dividend for the most recent dividend period ending on such date.

        Conversion Rate.    The conversion rate for each share of Preferred Stock will be not more than                         shares of common stock and not less than                        shares of common stock, depending on the applicable market value of our common stock, as described below.

        The "applicable market value" of our common stock is the average of the closing prices per share of our common stock during the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date. It will be calculated as described under "Description of the Preferred Stock—Mandatory Conversion."

        The conversion rate is subject to certain anti-dilution adjustments, as described under "Description of the Preferred Stock—Anti-Dilution Adjustments."

        The following table illustrates the conversion rate per share of the Preferred Stock subject to certain anti-dilution adjustments described under "Description of the Preferred Stock—Anti-Dilution Adjustments."

Applicable market value on the mandatory conversion date	Conversion rate
greater than $
equal to or less than $ but greater than or equal to $	$1,000 divided by the applicable market value, which is between shares and shares less than $

        Optional Conversion by the Holder.    At any time prior to July 1, 2011, a holder may, subject to the limitations set forth below under "—Limitation on Beneficial Ownership," elect to convert its shares of Preferred Stock in whole or in part at the minimum conversion rate of shares of common stock per share of Preferred Stock as described under "Description of the Preferred Stock—Conversion at the Option of the Holder." This conversion rate is subject to certain anti-dilution adjustments as described under "Description of the Preferred Stock—Anti-Dilution Adjustments."

        If a holder of the Preferred Stock elects to exercise its early conversion option to convert its shares of Preferred Stock prior to the record date for any declared dividends for the dividend period in which such holder elects to convert, such holder will not receive declared dividends for that dividend period. If a holder of Preferred Stock elects to exercise its early conversion option to convert its shares of Preferred Stock after the record date for any declared dividend and prior to the dividend payment date, such holder will receive that dividend on the relevant dividend payment date if such holder was the holder of record on the record date for that dividend; provided, however, that whether or not such holder was the holder of record on the applicable record day, if such holder converts after a record date and prior to the related dividend payment date, such holder must pay to the conversion agent upon conversion of the shares of Preferred Stock an amount in cash equal to the dividend actually paid on the dividend payment date for the then-current dividend period on the shares of Preferred Stock being converted.

        Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount.    If we are the subject of specified cash acquisitions on or prior to July 1, 2011, under certain circumstances, holders of the Preferred Stock will have the right, subject to the limitations set forth below under "—Limitation on Beneficial Ownership," to convert their shares of Preferred Stock, in whole or in part, into shares of common stock at the "cash acquisition conversion rate" set forth in the table under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount—Cash Acquisition Conversion Rate." The applicable conversion rate will be determined based on the effective date and the price paid per share of our common stock in such transaction. Holders who convert shares of Preferred Stock pursuant to a specified cash acquisition will also receive an amount in cash equal to (1) declared and unpaid dividends on their shares of Preferred Stock for the dividend period in which the conversion upon such cash acquisition occurs to but not including the cash acquisition conversion date and (2) a cash acquisition dividend make-whole amount equal to the present value of all remaining dividend payments on their Preferred Stock from the effective date of the transaction to but excluding the mandatory conversion date.

        Limitation on Beneficial Ownership.    Notwithstanding the foregoing, no holder of Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as

amended (the "Exchange Act") and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. These limitations on beneficial ownership shall not constrain in any event the mandatory conversion of the Preferred Stock.

        Reorganization Events.    The following provisions apply in the event of certain "reorganization events," which include, subject to certain exceptions:

  •
  any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property;

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all of our assets in each case pursuant to which our common stock will be converted into cash, securities or other property;

  •
  certain reclassifications of our common stock; or

  •
  certain statutory exchanges of our securities.

        Each share of the Preferred Stock outstanding immediately prior to a reorganization event will, without the consent of the holders of the Preferred Stock, become convertible into the kind of securities, cash and other property receivable in the reorganization event by holders of our common stock. See "Description of the Preferred Stock—Reorganization Events."

        Anti-Dilution Adjustments.    The fixed conversion rates may be adjusted in the event of, among other things, (1) dividends or distributions in common stock, (2) subdivisions and combinations of the common stock, (3) certain issuances of stock purchase rights, (4) distributions of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, (5) increases in cash dividends or (6) certain tender offers for our common stock by us or any of our subsidiaries. See "Description of the Preferred Stock—Anti-Dilution Adjustments."

        Liquidation.    Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the Preferred Stock are entitled to receive out of our assets that are available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidation distribution in the amount of $1,000.00 per share of Preferred Stock, plus all declared and unpaid dividends for the dividend period in which liquidation occurs to but not including the date of final distribution. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to our creditors.

        Ranking.    The Preferred Stock:

  •
  will rank senior to Lehman Brothers Holdings' common stock, and any other capital stock of Lehman Brothers Holdings ranking junior to the Preferred Stock, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up; and

  •
  will rank equally with each other series of parity stock that Lehman Brothers Holdings has issued or may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up.

        The Preferred Stock ranks on an equal basis as to dividends and upon liquidation, dissolution or winding up with our 5.94% Cumulative Preferred Stock, Series C, 5.67% Cumulative Preferred Stock, Series D, 6.50% Cumulative Preferred Stock, Series F, Floating Rate Cumulative Preferred Stock, Series G, 7.95% Non-Cumulative Perpetual Preferred Stock, Series J and 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series P, which are currently outstanding, and will rank on an equal basis with our Non-Cumulative Perpetual Preferred Stock, Series H, and Non-Cumulative Perpetual Preferred Stock, Series I, when they are issued. We may from time to time, without notice to or consent from the holders of the Preferred Stock, create and issue additional shares of preferred stock ranking on an equal basis to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

        Voting Rights.    Holders of the Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law.

        Whenever dividends payable on the shares of Preferred Stock or on any other equally ranked series of preferred stock have not been paid for six or more dividend periods, whether or not consecutive, the authorized number of our directors will automatically be increased by two. The holders of the Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid, voting together as a class, to elect two directors to fill such newly created directorships at our next annual meeting of stockholders and at each of our subsequent annual meetings until full dividends have been paid on the Preferred Stock for at least four consecutive dividend periods. At that point the right to elect directors terminates, and the terms of office of the two directors so elected will terminate immediately.

        Additionally, so long as any shares of the Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% of the Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

  •
  authorize, create or issue any of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Preferred Stock, or reclassify any of our authorized capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the certificate of designation for the Preferred Stock or our restated certificate of incorporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Preferred Stock.

        Any

  •
  increase in the amount of authorized common or preferred stock; or

  •
  increase or decrease in the number of shares of any series of preferred stock; or

  •
  authorization and issuance of other classes or series of stock;

in each case ranking equally with or junior to the Preferred Stock, will not be deemed to adversely affect such powers, preferences or special rights.

        Each share of Preferred Stock will have four votes whenever it is entitled to voting rights.

        Preemptive Rights.    Holders of Preferred Stock will not have any preemptive or subscription rights to acquire more of our stock.

Listing

        The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol "LEH."

Certain United States Federal Income Tax Consequences

        For a discussion of certain U.S. federal income tax considerations of purchasing, owning and disposing of the Preferred Stock and any common stock received upon its conversion, see "Certain United States Federal Income Tax Considerations." Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 generally should be taxable at a maximum rate of 15%, subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally should be eligible for the dividends received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally should be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Use of Proceeds

        We expect to receive net proceeds from this offering of approximately $         million, after deducting underwriting discounts and estimated offering expenses.

        We intend to use the net proceeds from this offering to add to our capital and for general corporate purposes. We expect that the SEC will treat the Preferred Stock as the equivalent of "Tier 1" capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to consolidated supervisory entities such as Lehman Brothers. See "Regulatory Capital."

Concurrent Common Stock Offering

        We are concurrently offering 143,000,000 shares of our common stock. The common stock will be offered pursuant to a separate prospectus supplement. The completion of this offering of the Preferred Stock is not conditioned upon the completion of the concurrent offering of our common stock and the completion of the offering of our common stock is not conditioned upon the completion of this offering of the Preferred Stock.

Risk Factors

        You should carefully consider the information set forth in the "Risk Factors" section in this prospectus supplement and in our Annual Report on Form 10-K for the year ended November 30, 2007 and the other documents referred to in "Where You Can Find More Information," before investing in the Preferred Stock.

RISK FACTORS

        An investment in the Preferred Stock involves certain risks. You should carefully consider the risks described below and in the "Risk Factors" included in our Annual Report on Form 10-K for the year ended November 30, 2007, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of the Preferred Stock or the common stock issuable upon conversion of the Preferred Stock to decline. You could lose all or a part of your investment.

Risks Relating to the Preferred Stock and Our Common Stock

Dividends on the Preferred Stock are non-cumulative.

        Dividends on the Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accumulate and be payable. We will have no obligation to pay dividends accumulated for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preferred Stock or any other preferred stock we may issue.

Certain of our existing securities may prevent us from paying dividends on the Preferred Stock upon the occurrence of a mandatory trigger event.

        If the mandatory deferral event described below occurs, our existing enhanced capital advantaged preferred securities ("ECAPS"SM) prohibit us from making distributions on the ECAPS other than with the proceeds from issuances of our common stock and perpetual deferrable preferred stock. If we are unable to pay distributions on the ECAPS in full, the dividend restrictions on the ECAPS would prohibit us from, among other things, paying any dividends on any of our capital stock, including the Preferred Stock. Since the ECAPS require us to pay distributions upon the occurrence of a mandatory deferral event only out of the proceeds of the sale of our common stock or perpetual deferrable preferred stock, our ability to pay dividends on the Preferred Stock will depend on our ability to issue our common stock or non-cumulative perpetual preferred stock to fully pay all distributions due on the ECAPS. We will trigger a mandatory deferral event pursuant to the terms of the ECAPS if at any time we have both a consolidated net loss over a two-quarter period and our tangible common stockholders' equity has decreased by 10% over the prior year, and we have failed to cure either of those events within the following two quarters.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

        Shares of Preferred Stock are equity interests in Lehman Brothers Holdings and do not constitute indebtedness. As such, shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims on Lehman Brothers Holdings with respect to assets available to satisfy claims on Lehman Brothers Holdings, including in a liquidation of Lehman Brothers Holdings. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only if declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. The Preferred Stock will also rank junior to all of the liabilities of our subsidiaries and the liquidation preferences of any preferred stock of our subsidiaries.

        Also, as a consolidated supervisory entity, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Lehman Brothers Holdings has issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, including the Preferred Stock, during the deferral period. In addition, Lehman Brothers Holdings has issued and outstanding debt securities under which, if we are aware of any event that would be an event of default under the indenture governing those debt securities, we would not be permitted to pay dividends on, or redeem, purchase, acquire or making a liquidation payment with respect to, any of our capital stock, including the Preferred Stock.

We are a holding company and our ability to pay dividends on the Preferred Stock will depend on distributions from our subsidiaries.

        The dividends on the Preferred Stock will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any dividends in respect of the Preferred Stock. Because we are a holding company whose primary assets consist of shares of stock or other equity interests in or amounts due from subsidiaries, almost all of our income is derived from those subsidiaries. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries for funds with which to make dividend payments on the Preferred Stock. Due to covenants contained in certain of our debt agreements and regulations relating to capital requirements affecting certain of our more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to us is restricted. As of February 29, 2008 approximately $9.7 billion of net assets of our subsidiaries were restricted as to the payment of dividends to us.

        As an equity holder, our ability to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, we may be unable to make dividend payments in respect of our Preferred Stock.

An active trading market may not develop for the Preferred Stock.

        The Preferred Stock is a new issue of securities. There is no active public trading market for the Preferred Stock. The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. No assurance can be given that an active trading market will develop for the Preferred Stock, or if an active market does develop, that an active trading market will be maintained. Due to certain regulatory restrictions arising from its affiliation with Lehman Brothers Holdings, Lehman Brothers Inc. will be unable to make a market in the Preferred Stock. In addition, Lehman Brothers Inc. will not be able to effect any transactions in the Preferred Stock for the account of any customers except on a limited unsolicited basis. If an active, liquid market does not develop for the Preferred Stock, the market price and liquidity of the Preferred Stock may adversely be affected.

The price of our common stock, and therefore of the Preferred Stock, may fluctuate significantly, and this may make it difficult for you to resell the Preferred Stock or common stock issued upon conversion of the Preferred Stock when you want or at prices you find attractive.

        The price of our common stock on the New York Stock Exchange constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the Preferred Stock is convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the Preferred Stock.

        Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

  •
  quarterly variations in our operating results;

  •
  operating results that vary from the expectations of management, securities analysts and investors;

  •
  changes in expectations as to our future financial performance;

  •
  announcements of strategic developments, acquisitions and other material events by us or our competitors;

  •
  the operating and securities price performance of other companies that investors believe are comparable to us;

  •
  future sales of our equity or equity-related securities;

  •
  changes in the credit, mortgage and real estate markets, the markets for securities relating to mortgages, real estate or acquisition financing or developments with respect to financial institutions generally; and

  •
  changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.

        In addition, in recent years, the stock market in general, and our common stock in particular, has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

You will bear the full risk of a decline in the market price of our common stock between the pricing date for the Preferred Stock and the mandatory conversion date.

        The number of shares of our common stock that you will receive upon conversion is not fixed, but instead will depend on the applicable market value, which is the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date (or, in the event you elect to convert your shares of Preferred Stock in connection with a cash acquisition, will depend on the stock price (as defined under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount")). If you elect to convert prior to the mandatory conversion date, you will receive a fixed number of shares of common stock equal to the minimum conversion rate. The aggregate market value of the shares of our common stock you receive upon mandatory conversion may be less than the aggregate liquidation preference of your shares of Preferred Stock. Specifically, if the applicable market value of our common stock is less than $            , which is the initial price, the market value of each share of our common stock you receive upon mandatory conversion will be less than the $1,000 liquidation preference, and your investment in the Preferred Stock will result in a loss. Accordingly, you will bear the full risk of a decline in the market price of our common stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by an investment in Preferred Stock is less than that provided by a direct investment in our common stock.

        The market value of each share of our common stock that you will receive upon mandatory conversion of each share of the Preferred Stock on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of Preferred Stock if the applicable market value of our common stock exceeds the threshold appreciation price of $                        . The threshold appreciation price represents an appreciation of approximately            % over the initial price of $            . In this event, you would receive on the mandatory conversion date                        % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Preferred Stock is less than that provided by a direct investment in shares of our common stock.

        In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock you receive upon mandatory conversion will only be equal to the aggregate liquidation preference of Preferred Stock and you will realize no equity appreciation on our common stock.

A change of control with respect to us may not constitute a cash acquisition for the purpose of the Preferred Stock.

        The Preferred Stock contains no covenants or other provisions to afford protection to you in the event of a change of control with respect to us, except upon the occurrence of a cash acquisition (as defined under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount") to the extent described under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount." However, the term "cash acquisition" is limited and does not include every change of control event that might cause the market price of the Preferred Stock to decline. As a result, your rights under the Preferred Stock upon the occurrence of a cash acquisition may not preserve the value of the Preferred Stock in the event of a change of control with respect to us. In addition, any change of control with respect to us may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the Preferred Stock.

The adjustment to the conversion rate and the payment of the cash acquisition dividend make-whole amount upon the occurrence of certain cash acquisitions may not adequately compensate you.

        If a cash acquisition (as defined under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount") occurs prior to conversion, we will adjust the conversion rate for Preferred Stock converted during the cash acquisition conversion period (as defined under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount") unless the stock price is less than $                                    or above $                                    (in each case, subject to adjustment) and, with respect to those shares of Preferred Stock converted, holders will receive, among other consideration, a cash acquisition dividend make-whole amount. The number of shares to be issued upon conversion in connection with a cash acquisition will be determined as described under "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount." Although this adjustment to the conversion rate and the payment of the cash acquisition dividend make-whole amount are designed to compensate you for the lost option value of the Preferred Stock and lost dividends as a result of a cash acquisition, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a cash acquisition and pay the cash acquisition dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the Preferred Stock may not be adjusted for all dilutive events that may adversely affect the trading price of the Preferred Stock or the common stock issuable upon conversion of the Preferred Stock.

        The conversion rate of the Preferred Stock is subject to adjustment upon certain events, including the issuance of dividends or distributions in common stock, subdivisions, splits and combinations of our common stock, certain issuance of stock purchase rights, distributions of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, increases in cash dividends or certain tender offers for our common stock by us or any of our subsidiaries as described under "Description of the Preferred Stock—Anti-Dilution Adjustments." We will not adjust the conversion rate for other events, including offerings of common stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Preferred Stock. In addition, except as described under "Underwriting—Lock-Up Agreements," we are not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock or the Preferred Stock.

        Except as described under "Underwriting—Lock-Up Agreements," we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock or preferred stock could decline as a result of sales of a large number of shares of common stock or preferred stock or similar securities in the market after this offering or the perception that such sales could occur.

        The conversion of some or all of the Preferred Stock or our other outstanding convertible securities will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Preferred Stock. In addition, the existence of our Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Preferred Stock could depress the price of our equity securities.

If you hold the Preferred Stock, you are not entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold the Preferred Stock, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your Preferred Stock and in limited cases under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your becoming a record holder of the shares of common stock issuable upon conversion, you will not be entitled to vote such shares in respect of such amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

        The Preferred Stock may be junior to preferred stock we issue in the future, which by its terms is expressly senior to the Preferred Stock, subject to approval in respect of 66 2/3% of the shares of Preferred Stock. The terms of any of our future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock, except for dividends payable solely in shares of the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

The issuance of additional series of our preferred stock could adversely affect holders of our common stock, which may negatively impact your investment.

        Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the common stock with respect to dividends or upon our liquidation, dissolution, or winding up and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Preferred Stock.

Holders of the Preferred Stock will have limited voting rights.

        Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting common stockholders. Holders of the Preferred Stock will have voting rights only as specifically required by Delaware law and as follows. Whenever dividends payable on the shares of Preferred Stock have not been paid for six or more dividend periods, whether or not consecutive, the authorized number of our directors will automatically be increased by two. The holders of the Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid, voting together as a class, to elect two directors to fill such newly created directorships at our next annual meeting of stockholders and at each of our subsequent annual meetings until the dividends in arrears are paid in full. See "Description of the Preferred Stock—Voting Rights."

Our results of operations for the second fiscal quarter of 2008 may be revised between the release of information about our results of operations and our subsequent earnings release, and further revised between such subsequent earnings release and the filing of our Form 10-Q.

        On June 9, 2008, we filed a Form 8-K with information about our results of operations for the second fiscal quarter of 2008, which is incorporated by reference into this prospectus supplement. We will also file an additional Form 8-K with subsequent information about our results of operations for the second fiscal quarter of 2008 in an earnings release. In preparing this information, we make a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures as well as estimates relating to the components and calculation of our leverage ratios and capital ratios, among other metrics. For example, such estimates are used in measuring the fair value of certain financial instruments, accounting for identifiable intangible assets and goodwill, establishing provisions for potential losses that may arise from litigation, regulatory proceedings and tax examinations, assessing our ability to realize deferred taxes and valuing equity-based compensation awards.

        Our financial statements for the second fiscal quarter of 2008 are not finalized until they are filed in our quarterly report on Form 10-Q for the second fiscal quarter of 2008. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial condition and results of operations for the reporting period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results of operations described in the Form 8-K filed on June 9, 2008 and the results of operations described in our subsequent earnings release, and between such subsequent earnings release and the filing of our quarterly report on Form 10-Q for the second fiscal quarter of 2008, and those differences may be adverse. You should consider this possibility in reviewing the earnings information in the Form 8-Ks referred to above.

Anti-takeover provisions could negatively impact our stockholders.

        Provisions of Delaware law and of our certificate of incorporation and bylaws could make it more difficult for a third-party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our certificate of incorporation authorizes our board of directors to issue preferred stock as described under "—The issuance of additional series of our preferred stock could adversely affect holders of our common stock, which may negatively impact your investment," and preferred stock could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third-party to acquire us even if an acquisition might be in the best interest of our stockholders.

If we increase the cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.

        If we increase the cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in "Certain United States Federal Income Tax Considerations"), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Certain United States Federal Income Tax Considerations."

The cash acquisition dividend make-whole amount may be subject to withholding.

        It is possible that a cash acquisition dividend make-whole amount upon conversion in connection with certain acquisitions could be treated as a taxable dividend, and because the treatment of such additional amounts paid in respect of future dividends is uncertain, we may withhold 30% of such amount on payments to non-U.S. holders. See "Certain United States Federal Income Tax Considerations."

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $         million, after deducting underwriting discounts and estimated offering expenses.

        We intend to use the net proceeds from this offering to add to our capital and for general corporate purposes. We expect that the SEC will treat the Preferred Stock as the equivalent of "Tier 1" capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to consolidated supervisory entities such as Lehman Brothers. See "Regulatory Capital."

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

	Three Months Ended
		Year Ended November 30,
	February 29, 2008
		2007	2006	2005	2004	2003
Ratio of earnings to combined fixed charges and preferred stock dividends	1.05	1.15	1.20	1.27	1.34	1.26

        For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are the sum of:

  •
  pre-tax earnings from continuing operations and

  •
  fixed charges (excluding capitalized interest);

and fixed charges are the sum of:

  •
  interest cost, including capitalized interest; and

  •
  that portion of rent expense estimated to be representative of the interest factor.

        The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock trades on the New York Stock Exchange under the symbol "LEH." As of March 31, 2008, there were 553,646,048 shares of our common stock outstanding. As of December 31, 2007, there were approximately 23,200 shareholders of record. The following table provides the high and low closing sales prices per share during the periods indicated as reported on the New York Stock Exchange and dividends paid per share of our common stock during such periods.

	Low Sale Price	High Sale Price	Common Stock Dividends
Fiscal 2008:
Third Quarter (through June 6, 2008)	$28.52	$36.57
Second Quarter	$20.25	$50.30	$0.17
First Quarter	$49.75	$66.58	$0.17
Fiscal 2007:
Fourth Quarter	$51.59	$67.73	$0.15
Third Quarter	$49.06	$82.05	$0.15
Second Quarter	$68.07	$79.21	$0.15
First Quarter	$72.26	$86.18	$0.15
Fiscal 2006:
Fourth Quarter	$63.04	$78.89	$0.12
Third Quarter	$58.37	$69.48	$0.12
Second Quarter	$62.82	$78.85	$0.12
First Quarter	$62.14	$74.79	$0.12

        The amount of future dividends will depend on earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors on a quarterly basis.

        The last reported sales price per share of our common stock on June 6, 2008 as reported by the New York Stock Exchange was $32.29.

REGULATORY CAPITAL

Regulatory Considerations

        As of December 1, 2005, Lehman Brothers became regulated by the SEC as a consolidated supervisory entity ("CSE"). As such, Lehman Brothers is subject to group-wide supervision and examination by the SEC and, accordingly, we are subject to minimum capital requirements on a consolidated basis, and must comply with CSE rules on capital requirements that are generally consistent with the standards of the Basel Committee of Banking Supervision.

        For a discussion of the material elements of the regulatory framework applicable to Lehman Brothers and its subsidiaries which are subject to various securities, commodities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate, and specific information relevant to Lehman Brothers, please refer to Lehman Brothers' annual report on Form 10-K for the fiscal year ended November 30, 2007, and any subsequent reports we file with the SEC.

        Lehman Brothers' earnings are also affected by general economic conditions, our management policies and legislative action.

        There are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a substantive effect on Lehman Brothers' business and regulatory capital treatment.

Regulatory Capital Treatment

        We expect that the SEC will treat the Preferred Stock as the equivalent of "Tier 1" capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to CSEs such as Lehman Brothers.

DESCRIPTION OF THE PREFERRED STOCK

        The following is a summary of some of the terms of the Preferred Stock. This summary contains a description of the material terms of the Preferred Stock but is not necessarily complete. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our restated certificate of incorporation, including the certificate of designations creating the Preferred Stock, which will be incorporated by reference in the registration statement that we filed with the SEC. We refer you to the documents referred to in the following description, copies of which are available upon request as described under "Where You Can Find More Information."

General

        As of the date of this prospectus supplement, our authorized capital stock includes 24,999,000 shares of preferred stock. After this offering, 2,000,000 shares of Preferred Stock will be issued and outstanding. When issued, the Preferred Stock will constitute a single series of our preferred stock, $1.00 par value and with a liquidation preference $1,000 per share.

        Prior to the issuance of the Preferred Stock, our board of directors will adopt resolutions creating and designating the Preferred Stock as a series of preferred stock and the resolutions will be filed in a certificate of designations as an amendment to our restated certificate of incorporation. The term "our board of directors" includes any duly authorized committee of our board of directors.

        The rights of holders of the Preferred Stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) or series of preferred stock adversely affected to the extent required by applicable law. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our and our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock issued by us may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

        The Preferred Stock will be, when issued, fully paid and nonassessable. Holders of Preferred Stock will not have any preemptive or subscription rights to acquire more of our stock.

Ranking

        The Preferred Stock will rank on an equal basis with each other series of preferred stock and prior to our common stock as to dividends and upon liquidation, dissolution or winding up.

        The Preferred Stock ranks on an equal basis as to dividends and upon liquidation, dissolution or winding up with our 5.94% Cumulative Preferred Stock, Series C, 5.67% Cumulative Preferred Stock, Series D, 6.50% Cumulative Preferred Stock, Series F, Floating Rate Cumulative Preferred Stock, Series G, 7.95% Non-Cumulative Perpetual Preferred Stock, Series J and 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series P, which are currently outstanding, and will rank on an equal basis with our Non-Cumulative Perpetual Preferred Stock, Series H, and Non-Cumulative Perpetual Preferred Stock, Series I, when they are issued. We may from time to time, without notice to or consent from the holders of the Preferred Stock, create and issue additional shares of Preferred Stock or preferred stock ranking on an equal basis to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

Dividends

        Holders of Preferred Stock will receive, on a non-cumulative basis, when, as and if declared by our board of directors, out of funds legally available for payment of dividends under Delaware law, cash

dividends at an annual rate equal to        %. We may, and will if so directed by the SEC as a CSE, skip a dividend on the Preferred Stock at any time or pay a partial dividend.

        To the extent that any dividends payable on the Preferred Stock on any dividend payment date are not declared and paid, in full or otherwise, on such dividend payment date, then such unpaid dividends shall not cumulate and shall cease to be payable. We have no obligation to pay dividends for such dividend period after the dividend payment date for such dividend period or to pay interest with respect to such dividends, whether or not we declare dividends on the Preferred Stock for any subsequent dividend period. See "Risk Factors—Risks Relating to the Preferred Stock and Our Common Stock—Dividends on the Preferred Stock are non-cumulative."

        We will pay dividends on the Preferred Stock quarterly in arrears, when, as and if declared by our board of directors, on each January 1, April 1, July 1 and October 1, beginning October 1, 2008, through and including July 1, 2011, each a "dividend payment date." If any day that would otherwise be a dividend payment date is not a business day, then the first business day following that day will be the applicable dividend payment date. The term "dividend period" means the period from, and including, each dividend payment date (or, in the case of the initial dividend period, the original issuance date) to, but excluding, the next dividend payment date. "Business day" means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

        We will pay dividends to holders of record as of the close of business on the 15th day of the month preceding the month in which the dividend payment date is scheduled, subject to certain exceptions. This day is also called the record date for payment of dividends. The record date shall apply regardless of whether it is a business day.

        We will calculate dividends on the Preferred Stock on the basis of a 360-day year consisting of twelve 30-day months. Accordingly, if declared in full, the dividend on the Preferred Stock for the first dividend period, assuming the original issuance date is June     , 2008, will be $          per share and will be payable on October 1, 2008. If declared in full, the dividend on the Preferred Stock for each subsequent dividend period will be $            per share.

        No dividends on the Preferred Stock will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our junior subordinated debentures and our other indebtedness, would prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or would not be permitted thereunder. See "Risk Factors—Risks Relating to the Preferred Stock and Our Common Stock—Certain of our existing securities may prevent us from paying dividends on the Preferred Stock upon the occurrence of a mandatory trigger event." No dividends on the Preferred Stock will be declared or paid or set apart for payment if prohibited by applicable law or regulation. We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The SEC may determine, under certain circumstances relating to the financial condition of a supervised investment bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Dividend Stopper

        We may not declare, set apart for payment or pay dividends on any of our stock that ranks equally with the Preferred Stock unless we have declared and paid, or set apart for payment, dividends on the Preferred Stock for the most recent dividend period ending on or before the dividend payment date of that other stock, ratably with dividends on that other stock in proportion to the respective amounts of (A) the full amount of dividends payable on the Preferred Stock for such dividend period, and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative preferred stock, on that other stock.

        Except as set forth above, unless full cash dividends on the Preferred Stock have been declared and paid or set aside for payment for the most recently completed dividend period:

  •
  we may not declare, set apart for payment or pay dividends on our Junior or Parity Stock; and

  •
  we may not, and may not permit our subsidiaries to, redeem, purchase or otherwise acquire (or make payment to or available for any sinking fund with respect to) any of our Junior or Parity Stock, except that money previously deposited in a sinking fund may be applied to a redemption or purchase;

        other than any:

          (1)   purchase, redemption or other acquisition of Junior or Parity Stock in connection with the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the then-current dividend period;

          (2)   purchase, redemption or other acquisition of Junior or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries' employees, officers, directors, consultants or independent contractors;

          (3)   exchange, redemption or conversion of Junior or Parity Stock for Junior or Parity Stock;

          (4)   purchase, redemption or other acquisition of Junior or Parity Stock with the proceeds of a substantially contemporaneous sale of any such Junior or Parity Stock; or

          (5)   any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.

Redemption

        The Preferred Stock is not redeemable and will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Mandatory Conversion

        Each share of the Preferred Stock, unless previously converted, will mandatorily convert on July 1, 2011 (the "mandatory conversion date"), into a number of shares of common stock equal to the conversion rate described below. In addition to the number of shares of common stock issuable upon conversion of each share of Preferred Stock on the mandatory conversion date, holders will have the right to receive any declared and unpaid dividend on the Preferred Stock for the most recent dividend period ending on the mandatory conversion date if they were the holders of record on the record date for that dividend.

        The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Preferred Stock on the mandatory conversion date, will, subject to adjustment as described under "—Anti-Dilution Adjustments" below, be as follows:

  •
  if the applicable market value (as defined below) of our common stock is greater than $            , which we call the "threshold appreciation price," then the conversion rate will be             shares of common stock per share of Preferred Stock (the "minimum conversion rate"), which is equal to $1,000 divided by the threshold appreciation price;

  •
  if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than $            , which we call the "initial price," then

    the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, which will be between             shares and             shares; or

  •
  if the applicable market value of our common stock is less than the initial price, then the conversion rate will be             shares of common stock per share of Preferred Stock (the "maximum conversion rate"), which is equal to $1,000 divided by the initial price.

        We refer to the minimum conversion rate and the maximum conversion rate collectively as the "fixed conversion rates." The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described under "—Anti-Dilution Adjustments" below.

Hypothetical Conversion Values Upon Mandatory Conversion

        For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Preferred Stock would receive upon mandatory conversion of one share of Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described below under "—Anti-Dilution Adjustments". The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $            and a threshold appreciation price of $            , a holder of the Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per one share of the Preferred Stock set forth below:

Applicable market value of our common stock	Number of shares of our common stock to be received upon conversion	Conversion value (applicable market value multiplied by the number of shares of our common stock to be received upon conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

        Accordingly, if the applicable market value of our common stock is greater than the market price of our common stock on the date of this prospectus supplement and greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Preferred Stock will be greater than the $1,000 liquidation preference of the share of the Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is greater than the market price of our common stock on the date of this prospectus supplement and equal to or less than the threshold appreciation price and equal to or greater than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Preferred Stock will be equal to the $1,000 liquidation preference of the share of the Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the market price of our common stock on the date of this prospectus supplement and less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Preferred Stock will be less than the

$1,000 liquidation preference of the share of the Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

        "Applicable market value" means the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date.

        The "threshold appreciation price" represents an approximately            % appreciation over the initial price.

        The "closing price" of our common stock or any securities distributed in a spin-off, as the case may be, on any date of determination means:

  •
  the closing price on that date or, if no closing price is reported, the last reported sale price of shares of our common stock or such other securities on the New York Stock Exchange on that date; or

  •
  if our common stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of our common stock or such other securities on the principal U.S. national or regional securities exchange on which our common stock or such other securities are so traded on that date; or

  •
  if our common stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for our common stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

  •
  if our common stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of our common stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        All references herein to the closing price of our common stock and the last reported sale price of our common stock on the New York Stock Exchange shall be such closing price and such last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

        A "trading day" is a day on which shares of our common stock:

  •
  are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

  •
  has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

Conversion at the Option of the Holder

        Other than during a cash acquisition conversion period (as defined below under "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), holders of the Preferred Stock have the right, subject to the limitations set forth under "—Limitation on Beneficial Ownership," to convert their shares of Preferred Stock, in whole or in part, at any time

prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of             shares of common stock per share of Preferred Stock, subject to adjustment as described under "—Anti-Dilution Adjustments" below.

        If a holder of the Preferred Stock elects to exercise its early conversion option to convert its shares of Preferred Stock prior to the record date for any declared dividends for the dividend period in which such holder elects to convert, such holder will not receive declared dividends for that dividend period. If a holder of Preferred Stock elects to convert its shares of Preferred Stock after the record date for any declared dividend and prior to the dividend payment date, such holder will receive that dividend on the relevant dividend payment date if such holder was the holder of record on the record date for that dividend; provided, however, that whether or not such holder was the holder of record on the applicable record day, if such holder converts after a record date and prior to the related dividend payment date, such holder must pay to the conversion agent upon conversion of the shares of Preferred Stock an amount in cash equal to the dividend actually paid on the dividend payment date for the then-current dividend period on the shares of Preferred Stock being converted.

        Except as described above, upon any optional conversion of the Preferred Stock, we will make no payment or allowance for unpaid dividends on the Preferred Stock.

Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount

        General.    If a cash acquisition (as defined below) occurs, on or prior to the mandatory conversion date, holders of the Preferred Stock will have the right, subject to the limitations set forth under "—Limitation on Beneficial Ownership," during the cash acquisition conversion period (as defined below) to (i) convert their shares of Preferred Stock, in whole or in part, into shares of common stock and, (ii) with respect to such converted shares, receive declared and unpaid dividends for the dividend period in which the conversion upon such cash acquisition occurs to but not including the cash acquisition conversion date and (iii) a cash acquisition dividend make-whole amount (as defined below).

        To exercise this right, holders must submit their shares of the Preferred Stock for conversion at any time during the period (the "cash acquisition conversion period") beginning on the effective date of such cash acquisition (the "effective date") and ending at 5:00 p.m., New York City time, on the date that is 15 calendar days after the effective date (or, if earlier, the mandatory conversion date) at the conversion rate specified in the table below (the "cash acquisition conversion rate"). Holders of Preferred Stock who do not submit their shares for conversion during the cash acquisition conversion period will not be entitled to convert their shares of Preferred Stock at the cash acquisition conversion rate or to receive the cash acquisition dividend make-whole amount. Upon conversion, holders will receive, per share of Preferred Stock, (i) a number of shares of our common stock equal to the cash acquisition conversion rate, (ii) any declared and unpaid dividends for the dividend period in which the conversion upon such cash acquisition occurs to but not including the cash acquisition conversion date, payable in cash and (iii) the cash acquisition dividend make-whole amount (as defined below), payable in cash.

        We will notify holders, at least 20 calendar days prior to the anticipated effective date of such cash acquisition, of the anticipated effective date of such transaction.

        A "cash acquisition" will be deemed to have occurred at such time after the issue date of the Preferred Stock upon the consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which:

  •
  90% or more of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; and

  •
  more than 10% of the cash, securities or other property consists of cash, securities or other property that are not, or upon issuance will not be, traded on a U.S. national securities exchange or a securities exchange in the European Economic Area.

        The phrase "all or substantially all" of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of our assets.

        Cash Acquisition Conversion Rate.    The cash acquisition conversion rate will be determined by reference to the table below and is based on the effective date of the transaction and the price (the "stock price") paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the cash acquisition, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the closing prices of our common stock over the 10 consecutive trading day period ending on the trading day preceding the effective date.

        The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the cash acquisition conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under "—Anti-Dilution Adjustments."

        The following table sets forth the cash acquisition conversion rate per share of Preferred Stock for each stock price and effective date set forth below.

Stock price

Effective date	$	$	$	$	$	$	$	$	$	$	$	$
June , 2008
July 1, 2009
July 1, 2010
July 1, 2011

        The exact stock price and effective dates may not be set forth on the table, in which case:

  •
  if the stock price is between two stock price amounts on the table or the effective date is between two effective dates on the table, the cash acquisition conversion rate will be determined by straight-line interpolation between the cash acquisition conversion rates set forth for the higher and lower stock price amounts and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the stock price is in excess of $            per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the minimum conversion rate, subject to adjustment; and

  •
  if the stock price is less than $            per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the maximum conversion rate, subject to adjustment.

        Cash Acquisition Dividend Make-Whole Amount.    For any shares of Preferred Stock that are converted during the cash acquisition conversion period, in addition to delivering the shares of common stock issued upon conversion and paying in cash any declared and unpaid dividends, we must pay you in cash the present value of all dividend payments on your shares of mandatory convertible preferred stock for all the remaining dividend periods from the effective date of the transaction for all remaining dividend periods to but excluding the mandatory conversion date (the "cash acquisition dividend make-whole amount"), which present value shall be computed using a discount rate equal to        %.

        Our obligation to deliver shares at the cash acquisition conversion rate and pay the cash acquisition dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Limitation on Beneficial Ownership

        Notwithstanding the foregoing, no holder of Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. These limitations on beneficial ownership shall not constrain in any event the mandatory conversion of the Preferred Stock.

Conversion Procedures

  Upon Mandatory Conversion

        Any outstanding shares of Preferred Stock will mandatorily convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date, except to the extent that all or a portion of such common stock is subject to the limitation on beneficial ownership. Except as provided under "—Anti-Dilution Adjustments," prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of common stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Preferred Stock.

  Upon Early Conversion

        If you elect to convert your shares of Preferred Stock prior to the mandatory conversion date, in the manner described in "—Conversion at the Option of the Holder" or "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount," you must observe the following conversion procedures:

        If you hold a beneficial interest in a global share of Preferred Stock, to convert you must deliver to The Depository Trust Company ("DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay funds equal to the dividend payable on the next dividend payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

        If you hold shares of Preferred Stock in certificated form, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the Preferred Stock certificate or a facsimile of the conversion notice;

  •
  deliver the completed conversion notice and the certificated shares of Preferred Stock to be converted to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay funds equal to dividend payable on the next dividend payment date to which you are not entitled; and

  •
  if required, pay all transfer or similar taxes, if any.

        The conversion date will be the date on which you have satisfied all of the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

        The person or persons entitled to receive the shares of common stock issuable upon conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date, except to the extent that all or a portion of such common stock is subject to the limitation on beneficial ownership. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Preferred Stock.

Fractional Shares

        No fractional shares of common stock will be issued to holders of the Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of:

  •
  in the case of mandatory conversion or conversion in connection with a cash acquisition, the average of the closing prices of our common stock over the five consecutive trading day period preceding the trading day immediately preceding the conversion date; or

  •
  in the case of each early conversion at the option of a holder, the closing price per share of our common stock on the second trading day immediately preceding the conversion date.

        If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares or our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered.

Reorganization Events

        In the event of:

  (a)
  any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property of us or another person;

  (b)
  any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common stock will be converted into cash, securities or other property;

  (c)
  any reclassification of our common stock into securities, including securities other than our common stock; or

  (d)
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a "reorganization event," each share of the Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Preferred Stock, become convertible into the kind of securities, cash and other property receivable in such reorganization event by a holder of the shares of our common stock that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the "exchange property"). In the event that holders of the shares of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. The number of units of exchange property for each share of Preferred Stock converted following the effective date of such reorganization event will be determined by the applicable conversion rate then in effect on the applicable conversion date (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of Preferred Stock are actually converted). The applicable conversion rate, in the case of a mandatory conversion, and the minimum conversion rate, in the case of an early conversion, shall be determined using the applicable market value of the exchange property. Holders have the right to convert their shares of Preferred Stock in the event of certain acquisitions as described under "—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount." In connection with certain reorganization events, holders of the Preferred Stock may have the right to vote as a class. See "—Voting Rights."

Anti-Dilution Adjustments

        We will adjust each fixed conversion rate for the following events:

        (1)   issuances of our common stock to all or substantially all holders of our common stock as a dividend or distribution (other than a dividend or distribution in connection with a reorganization event), in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution
CR1 =	such fixed conversion rate in effect on the ex-dividend date for such dividend or distribution

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution
OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution

Any adjustment made pursuant to this clause (1) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared;

        (2)   subdivisions, splits or combinations of our common stock (other than in connection with a transaction constituting a reorganization event), in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision, split or combination
CR1 =	such fixed conversion rate in effect on the effective date of such subdivision, split or combination
OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision, split or combination
OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision, split or combination

Any adjustment made pursuant to this clause (2) shall become effective on the effective date of such subdivision, split or combination;

        (3)   issuances to all or substantially all holders of our common stock of rights (other than rights issued pursuant to a stockholders' rights plan and in connection with a transaction constituting a reorganization event) or warrants to purchase, for a period of 45 calendar days or less from the date of issuance thereof, shares of our common stock at a price less than the current market price (as defined below) of our common stock, in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance
CR1 =	such fixed conversion rate in effect on the ex-dividend date for such issuance
OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants
Y =	the number of shares of our common stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the current market price of our common stock

Any adjustment made pursuant to this clause (3) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance. In the event that such rights or warrants described in this clause (3) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining the aggregate price payable for such shares of common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors). If an adjustment to each fixed conversion rate may be required under this clause, delivery of any additional shares of common stock that may be deliverable upon conversion as a result of an adjustment required under this clause shall be delayed to the extent necessary in order to complete the calculations provided for in this clause.

        (4)   distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:

  •
  any dividends or distributions referred to in clause (1) above;

  •
  the rights and warrants referred to in clause (3) above;

  •
  any dividends or distributions referred to in clause (5) below;

  •
  any dividends and distributions in connection with a reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under "—Reorganization Events;" and

  •
  any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 - FMV

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution
CR1 =	such fixed conversion rate in effect on the ex-dividend date for such distribution
SP0 =	the current market price of our common stock
FMV =
the fair market value (as determined by our board of directors), on the ex-dividend date for such distribution, of the shares of capital stock, evidences of indebtedness or assets so distributed applicable to one share of our common stock

If the transaction that gives rise to an adjustment pursuant to this clause (4) is, however, one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then each fixed conversion rate will instead be adjusted based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution
CR1 =	such fixed conversion rate in effect on the ex-dividend date for such distribution
FMV0 =
the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period commencing on and including the effective date of the spin-off or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of our common stock on such date as determined by our board of directors
MP0 =	the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on and including the effective date of the spin-off

Any adjustment made pursuant to this clause (4) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate may be required under this clause, delivery of any additional shares of common stock that may be deliverable upon conversion as a result of an adjustment required under this clause shall be delayed to the extent necessary in order to complete the calculations provided for in this clause.

        (5)   dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding up or upon a merger or consolidation and other than regular cash dividends to the extent that such dividends do not exceed $0.17 per share in any fiscal quarter (the "dividend threshold amount"), in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 - DIV

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution
CR1 =	such fixed conversion rate in effect on the ex-dividend date for such dividend or distribution
SP0 =	the current market price of our common stock

DIV =
the cash amount per share of common stock of the dividend or distribution, as determined pursuant to the following sentences. If an adjustment is required to be made as set forth in this clause (5) as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the dividend threshold amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever each fixed conversion rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment made to each fixed conversion rate as described under this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. In the event that such dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (6)   purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock to the extent that the fair market value (as determined by our board of directors) of the cash and any other consideration included in the payment per share of common stock exceeds the closing price per share of our common stock on the trading day next succeeding the last date (the "expiration date") on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	FMV + (SP1 × OS1) OS0 × SP1

        where,

CR0 =	such fixed conversion rate in effect at 5:00 p.m., New York City time, on the expiration date
CR1 =	such fixed conversion rate in effect immediately after the expiration date
FMV =
the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date
OS1 =	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration time")
OS0 =	the number of shares of our common stock outstanding immediately before the expiration time
SP1 =	the average closing price per share of our common stock for the 10 consecutive trading days commencing on the trading day immediately after the expiration date

Any adjustment made pursuant to this clause (6) shall become effective immediately prior to 9:00 a.m., New York City time, on the trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversion rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate may be required under this clause, delivery of any additional shares of common stock that may be deliverable upon conversion as a result of an adjustment required under this clause shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

        For purposes of clause (1), (3), (4) and (5) above, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant dividend, distribution or issuance. For purposes of clause (3), (4) and (5) above, "current market price" means the average closing price of our common stock for the 10 consecutive trading days immediately prior to the ex-dividend date for the distribution requiring such computation. Notwithstanding the foregoing, whenever successive anti-dilution adjustments to each fixed conversion rate are called for, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of the anti-dilution adjustments and to avoid unjust or inequitable results as determined in good faith by the board of directors.

        To the extent that any future stockholders' rights plan adopted by us is in effect upon conversion of the Preferred Stock, you will receive, in addition to our common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock prior to the time of conversion of the Preferred Stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (4), subject to readjustment in the event of the expiration, termination or redemption of such rights.

        We will not make any adjustment if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the Preferred Stock without having to convert the Preferred Stock or in certain other cases. For the avoidance of doubt, if a distribution occurs that would generally result in adjustment of the number of shares deliverable to you as a portion of conversion consideration to which you are entitled, instead of making that adjustment, we may instead deem you to be a holder of record for purposes of that distribution so that you would receive the distribution at the time you receive the conversion consideration.

        Except as stated above, we will not adjust each fixed conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

        If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clauses of the definition of the conversion rate will apply on the mandatory conversion date. Because the applicable market value is an average of the closing prices of our common stock over a 20 consecutive trading day period, we will make appropriate adjustments to the closing prices prior to the relevant ex-dividend date, effective date or expiration date, as the case may be, used to calculate the applicable market value to account for any adjustments to the initial price, the threshold appreciation price and the fixed conversion rates that become effective during the period in which the applicable market value is being calculated.

        If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income Tax Considerations."

        We may also make such increases in each fixed conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or issuance of rights or warrants to acquire stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

        All adjustments to the fixed conversion rates shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) of common stock. Prior to the mandatory conversion date, we will not be required to make an adjustment in the fixed conversion rates unless the adjustment would require a change of at least 1% in such fixed conversion rate. However, we will carry forward any adjustment that is less than 1% of such fixed conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments regardless of whether the aggregate adjustment is less than 1%, immediately prior to the mandatory conversion date, an early conversion date and the effective date of a cash acquisition.

        We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to be sent to the conversion agent and to DTC and make this information available on our website. We will also provide upon request, to the extent not posted on our website, a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the adjusted conversion rate.

        If:

  •
  the record date for a dividend or distribution on our common stock occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date, and

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  that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of Preferred Stock had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the Preferred Stock.

Liquidation Rights

        Upon our liquidation, dissolution or winding up, the holders of the Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, $1,000.00 per share, which is the liquidation preference, plus all declared and unpaid dividends for the dividend period in which liquidation occurs to but not including the date of final distribution. If, upon any liquidation, dissolution or winding up of us, our assets, or proceeds thereof, distributable among the holders of shares of Preferred Stock or any stock ranking equally with the Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

        Neither a consolidation nor merger of us, nor a sale, lease, exchange or transfer of all or substantially all of our assets, will be deemed to be a liquidation, dissolution or winding up under the above provisions.

        As of the date of this prospectus supplement, the aggregate liquidation preference of the preferred stock we have outstanding (our 5.94% Cumulative Preferred Stock, Series C, 5.67% Cumulative

Preferred Stock, Series D, 6.50% Cumulative Preferred Stock, Series F and Floating Rate Cumulative Preferred Stock, Series G, 7.95% Non-Cumulative Perpetual Preferred Stock, Series J and 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series P) is $6.993 billion.

Voting Rights

        The Preferred Stock will have no voting rights except as provided below or as otherwise from time to time required by law.

        Whenever dividends payable on the shares of Preferred Stock or on any other equally ranked series of preferred stock have not been paid for six or more dividend periods, whether or not consecutive, the authorized number of our directors will automatically be increased by two. The holders of the Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid, voting together as a class, to elect two directors to fill such newly created directorships at our next annual meeting of stockholders and at each of our subsequent annual meetings until full dividends have been paid on the Preferred Stock for at least four consecutive dividend periods. At that point the right to elect directors terminates, and the terms of office of the two directors so elected will terminate immediately.

        Holders of Preferred Stock, together with holders of such other preferred stock entitled to elect preferred directors, voting together as a class, may remove and replace either of the directors they elected. If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office.

        So long as any shares of Preferred Stock remain outstanding, Lehman Brothers Holdings will not, without the vote of the holders of at least 66 2/3% of the shares of the Preferred Stock:

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  authorize, create or issue any of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Preferred Stock, or reclassify any of our authorized capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the certificate of designation for the Preferred Stock, or our certificate of incorporation, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Preferred Stock.

        Any:

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  increase in the amount of authorized common or preferred stock; or

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  increase or decrease in the number of shares of any series of preferred stock (including the Preferred Stock); or

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  authorization, creation and issuance of other classes or series of stock;

in each case ranking equally with or junior to the Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

        Each share of Preferred Stock will have four votes whenever it is entitled to voting rights.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the rights of that preferred stock that adversely affects the rights, powers and preferences of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Miscellaneous

        We will at all times reserve and keep available out of the authorized and unissued shares of our common stock or shares held in the treasury by us, solely for issuance upon the conversion of the Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Preferred Stock then outstanding. Any shares of the Preferred Stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar, Paying Agent and Conversion Agent

        Computershare Trust Company, N.A. and Computershare Inc., collectively, will act as the registrar, transfer agent, dividend disbursing agent and conversion agent for the Preferred Stock.

Title

        We and the transfer agent, registrar, paying agent and conversion agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

DESCRIPTION OF CAPITAL STOCK

        Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 1,224,999,000 shares, of which:

  •
  1,200,000,000 shares are designated as common stock, 553,646,048 shares of which were outstanding as of March 31, 2008; and

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  24,999,000 shares are designated as preferred stock, $1.00 par value, 5,557,000 shares of which were outstanding as of May 31, 2008.

Common Stock

  General

        Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange.

  Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have an Antitakeover Effect

        The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for our shares.

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

        Our by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a majority of votes in an uncontested election and a plurality of votes in a contested election at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

        Preferred Stock.    The issuance of preferred stock could adversely affect holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

Preferred Stock

        Under our restated certificate of incorporation, as amended, we have authority to issue up to 24,999,000 shares of preferred stock with $1.00 par value per share (including the Preferred Stock).

        Under our restated certificate of incorporation, our board of directors is empowered to authorize the issuance of shares of preferred stock in one or more classes or series. Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation.

        Set forth below is specific information concerning the various series of preferred stock that we have issued and that are currently outstanding or, in the case of our Series H and Series I non-cumulative preferred stock, that we have designated and have agreed issue in the future.

Title of Series	Number of Shares Outstanding		Annual Dividends per Share		Redemption Price per Share	Date Next Redeemable by Lehman Brothers Holdings		General Voting Rights
5.94% Cumulative Preferred Stock, Series C	500,000		$29.70		$500.00	5/31/08		No
5.67% Cumulative Preferred Stock, Series D	40,000		$283.50		$5,000.00	8/31/08		No
6.50% Cumulative Preferred Stock, Series F	138,000		$162.50		$2,500.00	8/31/08		No
Floating Rate Cumulative Preferred Stock, Series G	120,000		Variable	(1)	$2,500.00	2/15/09		No
Non-Cumulative Perpetual Preferred Stock, Series H	0	(2)	Variable	(3)	$100,000.00	5/31/12	(2)	No
Non-Cumulative Preferred Stock, Series I	0	(4)	Variable	(5)	$100,000.00	5/31/12	(4)	No
7.95% Non-Cumulative Preferred Stock, Series J	759,000		$198.75		$2,500.00	2/15/13		No
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series P	4,000,000		$72.50		n/a	n/a		No

(1)
Dividends on the Series G preferred stock are payable at a floating rate per annum of one-month LIBOR plus 0.75%, with a floor of 3.0% per annum.

(2)
A component of our outstanding 5.857% Mandatory Capital Advantaged Preferred Securities is a stock purchase contract, pursuant to which we have agreed to issue 10,000 shares of Series H preferred stock on a "Stock Purchase Date," which we expect to be May 31, 2012 but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as May 31, 2013. The Series H preferred stock may be redeemed beginning on the later of May 31, 2012 and the Stock Purchase Date.

(3)
Dividends on the Series H Preferred Stock will be payable, if, as and when declared by our board of directors, at a rate per annum of the greater of (i) three-month LIBOR plus 0.84% and (ii) 4.00%, provided that if the Series H Preferred Stock is issued prior to May 31, 2012, such rate per annum will be equal to 5.875% until May 31, 2012.

(4)
A component of our outstanding Floating Rate Mandatory Capital Advantaged Preferred Securities is a stock purchase contract, pursuant to which we have agreed to issue 5,000 shares of Series I preferred stock on the Stock Purchase Date. The Series I preferred stock may be redeemed beginning on the later of May 31, 2012 and the Stock Purchase Date.

(5)
Dividends on the Series I Preferred Stock will be payable, if, as and when declared by our board of directors, at a floating rate per annum of the greater of (i) three-month LIBOR plus 0.83% and (ii) 4.00%, provided that if the Series I Preferred Stock is issued prior to May 31, 2012, such floating rate per annum will be equal to three-month LIBOR plus 0.83% until May 31, 2012.

        Where the above table indicates that the holders of the specified series of preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of these series of preferred stock do have other special voting rights:

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  that are required by law,

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  that apply if dividends are not paid in full for the equivalent of six calendar quarters or six dividend periods, as applicable, and

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  when Lehman Brothers Holdings wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series.

        Some or all of these special voting rights apply to each series of preferred stock listed above. In the event of a default in paying dividends for the equivalent of six calendar quarters or six dividend periods, as applicable, the holders of any of our preferred stock described above that is then outstanding will have the right collectively to elect two additional directors to Lehman Brothers Holdings' board of directors until such dividends are paid, together with the holders of the Preferred Stock.

BOOK-ENTRY SYSTEM

        The Depository Trust Company, which we refer to along with its successors in this capacity as "DTC," will act as securities depositary for all of the shares of Preferred Stock. The Preferred Stock will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Preferred Stock, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of Preferred Stock within the DTC system must be made by or through participants, which will receive a credit for the Preferred Stock on DTC's records. The ownership interest of each actual purchaser of Preferred Stock ("beneficial owner") is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased Preferred Stock. Transfers of ownership interests in the Preferred Stock are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Preferred Stock, except in the event that use of the book-entry system for Preferred Stock is discontinued.

        DTC has no knowledge of the actual beneficial owners of the Preferred Stock; DTC's records reflect only the identity of the participants to whose accounts such Preferred Stock are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Stock represented thereby for all purposes under our certificate of incorporation. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under our certificate of incorporation.

        DTC has advised us that it will take any action permitted to be taken by a holder Preferred Stock only at the direction of one or more participants to whose account the DTC interests in the global securities are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Stock as to which such participant or participants has or have given such direction.

        Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Although voting with respect to the Preferred Stock is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the Preferred Stock are allocated on the record date (identified in a listing attached to the omnibus proxy).

        Distributions on the Preferred Stock held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of participants and indirect participants.

        Except as provided in this prospectus supplement, a beneficial owner of an interest in a global security will not be entitled to receive physical delivery of Preferred Stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Preferred Stock.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Stock at any time by giving notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, certificates of the Preferred Stock are required to be printed and delivered to the preferred stock transfer agent. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC or any successor transfer agent. In that event, certificates for the Preferred Stock will be printed and delivered to the preferred stock transfer agent. In each of the above circumstances, we will appoint a paying agent with respect to the Preferred Stock.

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Stock as represented by a global security.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking S.A., Luxembourg ("Clearstream Banking SA") and Euroclear Bank ("Euroclear") (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

Payment

        Payments in respect of the Preferred Stock represented by the global securities will be made to DTC, which shall credit the relevant accounts at DTC on the payment dates or, in the case of certificated securities, if any, such payments will be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent is permitted to resign as paying agent upon 30 days' written notice to us. In the event that the preferred stock transfer agent shall no longer be the paying agent, we will appoint a successor to act as paying agent (which must be a bank or trust company).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax and, for non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership, conversion and disposition of the Preferred Stock and our common stock received in respect thereof as of the date hereof. Except where noted, this summary deals only with the Preferred Stock and our common stock held as capital assets. As used herein, the term "U.S. holder" means a beneficial owner of the Preferred Stock or our common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        As used herein, the term "non-U.S. holder" means a beneficial owner of the Preferred Stock or our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

        This summary is not a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding the Preferred Stock or our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a partnership or other pass-through entity for U.S. federal income tax purposes;

  •
  a person who is an investor in a pass-through entity;

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  a U.S. holder whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

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  a "passive foreign investment company"; or

  •
  a United States expatriate.

        This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

        If a partnership holds the Preferred Stock or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Preferred Stock or our common stock, you should consult your own tax advisors.

        This summary does not contain a detailed description of all the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase, ownership or disposition of the Preferred Stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

  U.S. Holders

  Dividends

        Distributions on the Preferred Stock or our common stock will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates, as discussed below. Although we expect that our current and accumulated earnings and profits will be such that all distributions paid with respect to the Preferred Stock or our common stock will qualify as dividends for U.S. federal income tax purposes, we cannot guarantee that result. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution paid on the Preferred Stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of the Preferred Stock or our common stock, the distribution will be treated first as a tax-free return of capital and will be applied against and will reduce the U.S. holder's adjusted tax basis (but not below zero) in that share of the Preferred Stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the U.S. holder on the subsequent sale, redemption or other disposition of the Preferred Stock or our common stock. The amount of any such distribution in excess of the U.S. holder's adjusted tax basis will be taxed as capital gain. For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on the Preferred Stock or our common stock will constitute dividends for U.S. federal income tax purposes.

        If a U.S. holder is a corporation, dividends that are received by it will generally be eligible for a 70% dividends received deduction under the Code. However, the Code disallows this dividends received deduction in its entirety if the Preferred Stock or our common stock with respect to which the dividend is paid is held by such U.S. holder for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which the Preferred Stock or our common stock becomes ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to any dividends on the Preferred Stock that are attributable to periods in excess of 366 days.)

        Under current law, if a U.S. holder is an individual or other non-corporate holder, dividends received by such U.S. holder generally will be subject to a reduced maximum tax rate of 15% for taxable years beginning before January 1, 2011, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction does not apply to dividends received to the extent that U.S. holders elect to treat the dividends as "investment income," for purposes of the rules relating to the limitation on the deductibility of investment-related interest, which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to such holders with respect to the Preferred Stock or our common stock that is held by the holder for less than 61 days during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Stock or our common stock become ex-dividend with respect to such dividend. (A 91-day minimum holding period applies to any dividends on the Preferred Stock that are attributable to periods in excess of 366 days.)

        In general, for purposes of meeting the holding period requirements for both the dividends received deduction and the reduced maximum tax rate on dividends described above, U.S. holders may not count towards their holding period any period in which they (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of the Preferred Stock or our common stock, as the case may be, or substantially identical stock or securities, (b) are the grantor of an option to buy the Preferred Stock or our common stock, as the case may be, or substantially identical stock or securities or (c) otherwise have diminished their risk of loss on the Preferred Stock or our common stock, as the case may be, by holding one or more other positions with respect to substantially similar or related property. The U.S. Treasury regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is, including, without limitation, the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividends received deduction as well as the reduced maximum tax rate on dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders are advised to consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

        U.S. holders that are corporations should consider the effect of Section 246A of the Code, which reduces the dividends received deduction allowed with respect to "debt-financed portfolio stock." The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends received deduction will serve to increase a corporation's minimum tax base for purposes of the determination of the alternative minimum tax. In addition, a corporate shareholder may be required to reduce its basis in stock with respect to certain "extraordinary dividends", as provided under Section 1059 of the Code. U.S. holders should consult their own tax advisors in determining the application of these rules in light of their particular circumstances.

  Sale or Other Disposition

        A sale, exchange, or other disposition of the Preferred Stock or our common stock (other than a conversion of the Preferred Stock into common stock) will generally result in gain or loss equal to the difference between the amount realized upon the disposition (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and a U.S. holder's adjusted tax basis in the Preferred Stock or our common stock, as the case may be. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for the Preferred Stock or our common stock, as applicable, exceeds one year. Under current law, if a U.S. holder is an individual or other non-corporate holder, net long-term capital gain realized by such U.S. holder is subject to a reduced maximum tax rate of 15%. For taxable years beginning on or after January 1, 2011, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations.

  Conversion of the Preferred Stock into Common Stock

        As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Preferred Stock. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Preferred Stock was held prior to conversion.

        Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share. Any cash received that is attributable to any declared and unpaid dividends on the Preferred Stock will be treated as described above under "—U.S. Holders—Dividends."

        In the event U.S. holders elect to convert their Preferred Stock in the case of certain acquisitions and, in respect of any such conversion, we pay a U.S. holder any cash in respect of the net present value of future dividends (see "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount"), the receipt of such cash may be taxable to the extent of gain realized by the U.S. holder. For this purpose, a U.S. holder realizes gain on the conversion equal to the excess, if any, of the sum of the fair market value of our common stock received and the cash received attributable to future dividends over the U.S. holder's adjusted tax basis in our Preferred Stock immediately prior to conversion. The character of such gain is uncertain. This gain would be taxable as dividend income, to the extent of our current or accumulated earnings and profits, if the receipt of the cash attributable to future dividends is considered to have the effect of a dividend. Alternatively, such gain would be capital gain. To the extent the amount of cash received in respect of the net present value of future dividends exceeds the gain realized, the excess amount will not be taxable to such U.S. holder but will reduce its adjusted tax basis in our common stock. A U.S. holder will not be permitted to recognize any loss realized by it upon conversion of Preferred Stock into common stock.

        U.S. holders should be aware that the tax treatment described above in respect of the payments made in respect of future dividends is not certain and may be challenged by the Internal Revenue Service ("IRS") on grounds that the amount received attributable to future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under "—U.S. Holders—Dividends." Under this characterization, the U.S. holder would be taxable on cash received on account of future dividends even if it realized a loss on its conversion of our Preferred Stock into our common stock.

        In the event a U.S. holder's Preferred Stock is converted pursuant to certain other transactions, including our consolidation or merger into another person (see "Description of the Preferred Stock—Reorganization Events") the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. Each U.S. holder should consult its tax adviser to determine the specific tax treatment of a conversion under such circumstances.

  Adjustment of Fixed Conversion Rate

        Each fixed conversion rate of the Preferred Stock is subject to adjustment under certain circumstances. U.S. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of the Preferred Stock as having received a constructive distribution includable in such U.S. holder's income in the manner as described above under "—U.S. Holders—Dividends," above, if and to the extent that certain adjustments in each fixed conversion rate increase the proportionate interest of a U.S. holder in our earnings and profits. For example, an increase in each fixed conversion rate to reflect a taxable dividend to holders of common stock or in connection with certain acquisitions (see "Description of the Preferred Stock—Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount") will generally give rise to a deemed taxable dividend to the holders of the Preferred Stock to the extent of our current and accumulated earnings and profits. In addition, an adjustment to each fixed conversion rate of the Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to each fixed conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

  Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of the Preferred Stock or our common stock and the proceeds from the sale, exchange or other disposition of the Preferred Stock or our common stock that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

  Non-U.S. Holders

  Dividends

        Dividends (including any constructive distributions taxable as dividends) paid to a non-U.S. holder of the Preferred Stock or our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of the Preferred Stock or our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Preferred Stock or our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder of the Preferred Stock or our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

  Sale or Other Disposition

        Any gain realized on the disposition of the Preferred Stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        We believe we are not and do not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes.

  Conversion into Common Stock

        Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Preferred Stock, except with respect to any cash received in lieu of a fractional share that is taxable as described above under "—Non-U.S. Holders—Sale or Other Disposition."

        Additionally, non-U.S. holders that receive cash in respect of declared and unpaid dividends on our Preferred Stock will be treated as described above under "—Tax Consequences to Non-U.S. Holders—Distributions." A non-U.S. holder may recognize capital gain or dividend income when the holder receives an additional amount attributable to future dividends, as described above under "—Tax Consequences to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock". The tax treatment of such amount is uncertain and we may withhold 30% of such amount as described above under "—Tax Consequences to Non-U.S. Holders—Distributions."

  Adjustment of Conversion Rate

        As described above under "—U.S. Holders—Adjustment of Conversion Rate," adjustments in each fixed conversion rate (or failures to adjust each fixed conversion rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under "—Non-U.S. Holders—Dividends."

  Federal Estate Tax

        The Preferred Stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

  Information Reporting and Backup Withholding

        We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Preferred Stock or our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

        Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement (a "plan") to acquire or hold the Preferred Stock should consider whether an investment in the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("parties in interest") with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3 (33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws ("Similar Laws").

        The acquisition or holding of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) by a Plan with respect to which we, Lehman Brothers Inc. or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Preferred Stock (or such common stock) is acquired or held pursuant to and in accordance with an applicable exemption.

        Accordingly, the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE"), such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of the Preferred Stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the "Service Provider Exemption") for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. Each purchaser or holder of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) or any interest therein, and each person making the decision to purchase or hold the Preferred Stock (or such common stock) on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) to the date on which the purchaser disposes of its interest in the Preferred Stock (or such common stock), that such purchaser and holder, by its purchase or holding of the Preferred Stock (or such common stock) or any interest therein that (a) its purchase and holding of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) is made on behalf of or with "plan assets" of a Plan and (i) its purchase and holding of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. and (ii) neither Lehman Brothers Inc. nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) and has not provided any advice that has formed or may form a primary basis for any investment decision concerning the purchase or holding of the Preferred Stock. Each purchaser and holder of the Preferred Stock (and the common stock issuable upon conversion of the Preferred Stock) or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the Preferred Stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Preferred Stock on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement under which the Preferred Stock is being offered and sold, we have agreed to sell to the underwriter, Lehman Brothers Inc., and the underwriter has agreed to purchase from us, all of the Preferred Stock being offered, if any is purchased.

        The conditions contained in the underwriting agreement include requirements that:

  •
  the representations and warranties made by us to the underwriter are true;

  •
  there has been no material adverse change in our financial condition or in the financial markets; and

  •
  we deliver the customary closing documents to the underwriter.

        The underwriter proposes to offer the Preferred Stock initially at a public offering price equal to the initial public offering price set forth on the cover of this prospectus supplement. After the initial public offering, the offering price and other selling terms may from time to time be varied by the underwriter.

Discounts and Commissions

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. The underwriting fee is the difference between the initial public offering price and the amount the underwriter will pay to us for the Preferred Stock.

Per Share of Preferred Stock	$
Total	$

        We estimate that our total expenses associated with the offer and sale of the Preferred Stock, excluding underwriting discounts, will be approximately $475,000.

Indemnification and Expenses

        We have agreed to indemnify the underwriter against liabilities relating to any offering of the Preferred Stock, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make relating to these liabilities.

Listing

        The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system.

Market-Making

        The Preferred Stock will not have an established trading market when issued. The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Due to certain regulatory restrictions arising from its affiliation with Lehman Brothers Holdings, Lehman Brothers Inc. will be unable to make a market in the Preferred Stock. In addition, Lehman Brothers Inc. will not be able to effect any transactions in the Preferred Stock for the account of any customers except on a limited unsolicited basis. We cannot assure you of the liquidity of, or trading market for, the Preferred Stock.

        If an active trading market for the Preferred Stock does not develop, the market price and liquidity of the Preferred Stock may be adversely affected.

Lock-Up Agreements

        We and certain of our executive officers have agreed, subject to certain exceptions (including, in the case of Lehman Brothers Holdings Inc., the concurrent offering of common stock pursuant to the prospectus supplement dated June 9, 2008), that we will not offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, sell or grant options, warrants or rights with respect to, or file with the SEC a registration statement or prospectus supplement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or, with respect to any person other than us, enter into any swap or other derivative transactions or engagement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Lehman Brothers Inc. for a period of 90 days after the date of this prospectus supplement.

Stabilization, Short Positions and Penalty Bids

        The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Preferred Stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriter of Preferred Stock in excess of the number of shares of Preferred Stock the underwriter is obligated to purchase in the offering, which creates the syndicate short position. The underwriter will close out any short position by purchasing Preferred Stock in the open market. A short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

        These stabilizing transactions may have the effect of raising or maintaining the market price of the Preferred Stock or preventing or retarding a decline in the market price of the Preferred Stock. As a result, the price of the Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Stock.

        In addition, neither we nor the underwriter makes representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships With the Underwriter

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority ("FINRA") and may participate in distributions of the Preferred Stock. Accordingly, offerings of the Preferred Stock in which Lehman Brothers Inc. or any other U.S. broker-dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the FINRA. Under Rule 2720, the underwriter is not permitted to sell Preferred Stock in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

        Certain of the underwriter's affiliates have in the past provided, and may in the future from time to time provide, investment banking and/or general financing and/or banking services to us and our affiliates, for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the relevant implementation date), an offer of Preferred Stock described in this prospectus supplement may not be made to the public in that Relevant Member State other than:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of Preferred Stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of Preferred Stock to the public" in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the Preferred Stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        We have not authorized and do not authorize the making of any offer of Preferred Stock through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the Preferred Stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the Preferred Stock, other than the underwriter, is authorized to make any further offer of the Preferred Stock on behalf of us or the underwriter.

  Hong Kong

        Shares of the Preferred Stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our securities which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

  Israel

        No action has been or will be taken in Israel that would permit an offering of the Preferred Stock or a distribution of this prospectus supplement or the accompanying prospectus to the public in Israel.

        Accordingly, the Preferred Stock will not be offered, directly or indirectly, in Israel or to others for re-offering or resale, directly or indirectly, in Israel except to investors of the type listed in the First Schedule to Israel's Securities Law 5728-1968.

  Japan

        Shares of the Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 as amended, the FIEL), and we will not offer or sell any of the Preferred Stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

  Korea

        The Preferred Stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Preferred Stock has not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Preferred Stock may not be resold to Korean residents unless the purchaser of the Preferred Stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Preferred Stock.

  Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where our securities are subscribed and purchased under Section 275 by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable in six months after that corporation or that trust has acquired our securities under Section 275 except (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for transfer; or (iii) by operation of law.

  United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

  United Arab Emirates

        This prospectus supplement and the accompanying prospectus are not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates ("UAE"). The Preferred Stock has not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities market or with any other UAE exchange.

        The offering, the Preferred Stock and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

        This prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Preferred Stock may not be offered or sold directly or indirectly to the public in the UAE.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet websites or through other online services maintained by the underwriter participating in this offering, or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular affiliates or the underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of Preferred Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as an underwriter and should not be relied upon by investors.

Stamp Taxes

        Purchasers of the Preferred Stock offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the SEC. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

        Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange under the symbol "LEH." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information in obtaining copies of our public filings at the New York Stock Exchange, Inc., you should call 212-656-5060.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed), until the completion of the distribution of the Preferred Stock:

  •
  Annual Report on Form 10-K for the year ended November 30, 2007;

  •
  Quarterly Report on Form 10-Q for the quarter ended February 29, 2008;

  •
  Current Reports on Form 8-K filed with the SEC on December 3, December 4 (three Form 8-K filings), December 5, December 6, December 7, December 10, December 11, December 13 (three Form 8-K filings), December 17 (two Form 8-K filings), December 20, December 21 and December 28, 2007 and January 4, January 15, January 16, January 17, January 23, January 29, February 4 (two Form 8-K filings), February 5, February 6 (two Form 8-K filings), February 8, February 11, February 12 (three Form 8-K filings), February 13, February 15, February 19 (two Form 8-K filings), February 20, February 22 (two Form 8-K filings), February 25, February 26, February 27, February 28, March 3, March 4, March 5, March 11 (two Form 8-K filings), March 12, March 13, March 18, March 21, March 24, March 26 (two Form 8-K filings), April 1, April 2, April 3, April 4, April 8, April 11 (two Form 8-K filings), April 18, April 22, April 25, April 28, May 1, May 2, May 5, May 6, May 7, May 12, May 13, May 19, May 20, May 23 (two Form 8-K filings), May 30, June 3, June 4 and June 9, 2008; and

  •
  Registration Statement on Form 8-A, filed on April 29, 1994.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Controller's Office
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000

LEGAL MATTERS

        The validity of the Preferred Stock will be passed upon for us by Andrew M.W. Yeung, Associate General Counsel and Vice President of Lehman Brothers Holdings Inc. Mr. Yeung beneficially owns, or has rights to acquire under Lehman Brothers Holdings' employee benefit plans, an aggregate of less than 1% of Lehman Brothers Holdings' common stock. We were represented by Simpson Thacher & Bartlett LLP, New York, New York and the underwriter was represented by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. appearing in Lehman Brothers Holdings Inc.'s Annual Report (Form 10-K) for the year ended November 30, 2007, and of the effectiveness of internal control over financial reporting as of November 30, 2007 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

LEHMAN BROTHERS HOLDINGS INC.

May Offer—

DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
UNITS

        We, Lehman Brothers Holdings Inc., may offer from time to time:

    •
    debt securities, which may be senior or subordinated;

    •
    warrants;

    •
    purchase contracts;

    •
    preferred stock;

    •
    depositary shares representing fractional interests in preferred stock;

    •
    common stock; and

    •
    units, comprised of two or more of any of the securities referred to above, in any combination.

        The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for, or the amount payable thereon at maturity or redemption or repurchase, or interest or dividends payable thereon, may be determined in whole or in part by reference to:

    •
    securities of one or more issuers, including us;

    •
    one or more currencies;

    •
    one or more commodities;

    •
    any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

    •
    one or more indices or baskets of the items described above.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or supplements.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or supplements are truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus in connection with offers and sales in market-making transactions.

LEHMAN BROTHERS

May 30, 2006

Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

        You should only rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or supplements, or free writing prospectus. Any free writing prospectus should be read in connection with this prospectus and the accompanying prospectus supplement or supplements. We have not, and no underwriter, agent or dealer has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of our business and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that we may offer;

  •
  the accompanying prospectus supplement or supplements for such issuance, which explain the specific terms of the securities being offered and which may update or change information in this prospectus; and

  •
  the documents referred to in "Where You Can Find More Information" on page 58 for information about us, including our financial statements.

Lehman Brothers Holdings Inc.

        Lehman Brothers Holdings Inc. ("we," "us," "our" or "Lehman Brothers Holdings") and subsidiaries (collectively, "Lehman Brothers"), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers' global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Investment Banking, Capital Markets and Investment Management.

        The Investment Banking business segment provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity securities. Investment Banking is made up of Advisory Services and Global Finance and is organized into global industry, product and geographic coverage groups. Advisory Services consists of mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, and leveraged finance associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

        The Capital Markets business segment includes institutional customer flow activities, prime brokerage, research, secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The

Capital Markets segment also includes proprietary activities, such as investing in real estate and private equity.

        The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

The Securities We May Offer

        We may use this prospectus to offer an indeterminate aggregate initial offering price (or the equivalent thereof in one or more other currencies, currency units or composite currencies) or number of:

    •
    debt securities, which may be senior or subordinated;

    •
    warrants;

    •
    purchase contracts;

    •
    preferred stock;

    •
    depositary shares representing fractional interests in preferred stock;

    •
    common stock; and

    •
    units, comprised of two or more of any of the securities referred to above, in any combination.

        A prospectus supplement or supplements will describe the specific types, amounts, prices, and detailed terms and manner of offering of any of these offered securities.

        Since we are primarily a holding company, our cash flow and consequent ability to satisfy our obligations under the offered securities are dependent upon the earnings of our subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to us. Our subsidiaries will have no obligation to pay any amount in respect of the offered securities or to make any funds available therefor. Several of our principal subsidiaries are subject to various capital adequacy requirements promulgated by the regulatory, banking and exchange authorities of the countries in which they operate and/or to capital targets established by various ratings agencies. These regulatory rules, and certain covenants contained in various debt agreements, may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments. Further information about these requirements and restrictions is contained or incorporated by reference in our most recent Annual Report on Form 10-K. Additionally, our ability to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

Debt Securities

        Debt securities are our unsecured general obligations in the form of senior or subordinated debt. Subordinated debt, so designated at the time it is issued, would not be entitled to interest, principal and other payments if payments on senior debt were not made. Senior debt includes our notes and guarantees and any other debt for money borrowed, capitalized leases and deferred purchase obligations that are not subordinated.

        Debt securities may bear interest at a fixed or a floating rate and may be convertible into, or exchangeable for, or provide that the amount payable at maturity or upon redemption or repurchase, and/or the amount of interest payable on an interest payment date, will be determined in whole or in part by reference to the performance, level or value of one or more of the following:

  •
  securities of one or more issuers, including our own securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  one or more indices or baskets of the items described above.

        For any particular debt securities we offer, the prospectus supplement or supplements will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue senior and subordinated debt under separate indentures between us and a trustee, and may issue debt securities under a unit agreement described below.

Warrants

        We may offer warrants to purchase or sell, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  our own securities or the securities of one or more other issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        For any particular warrants we offer, the prospectus supplement or supplements will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents, and may issue warrants under a unit agreement described below.

Purchase Contracts

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our own securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        For any particular purchase contracts we offer, the prospectus supplement or supplements will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We will issue prepaid purchase contracts under an indenture for debt securities described above and may issue purchase contracts under a unit agreement described below.

Preferred Stock

        We may issue preferred stock with various terms to be established by our board of directors or a committee of directors designated by the board. For any particular series of preferred stock we offer, the prospectus supplement or supplements will describe the designation; number of shares offered; dividend rights, if any; redemption provisions; rights in the event of our liquidation, dissolution or winding up; voting rights; and conversion rights.

        Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock in respect of dividend and liquidation rights. The prospectus supplement or supplements will also describe how and when dividends will be paid on the series of preferred stock. We may issue preferred stock under a unit agreement described below.

Depositary Shares

        We may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement or supplements that will accompany this prospectus. Depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between us and a bank or trust company. We may issue depositary shares under a unit agreement described below.

Common Stock

        We may issue shares of our common stock. Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors. Each holder of common stock is entitled to one vote per share. The holders of our common stock have no cumulative voting or preemptive rights. Our common stock is listed on the New York Stock Exchange under the symbol "LEH". We may issue common stock under a unit agreement described below.

Units

        We may offer units, comprised of two or more of any of the securities described above in any combination. For any particular units we offer, the prospectus supplement or supplements will describe the particular securities comprising each unit; the terms, if any, on which those securities will be separable; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

Form of Securities

        We will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear Bank or Clearstream Banking S.A., Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, a trustee or an agent of ours maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the securities should read the section included in this prospectus entitled "Book-Entry Procedures and Settlement."

        We will issue the securities only in registered form, without coupons.

Payment Currencies

        Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement or supplements state otherwise.

Listing

        If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement or supplements will so state. The listing or quotation of securities on an exchange or quotation system will not necessarily ensure that a liquid trading market will be available.

Tax Consequences

        This prospectus contains, and the prospectus supplement or supplements may contain, information about certain U.S. federal income tax considerations relating to the offered securities.

Market-Making by Our Affiliates

        Following the initial distribution of an offering of our securities, Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in such securities, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Such market-making by our affiliates will be subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement or supplements will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the securities.

        If you purchase securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.

GENERAL INFORMATION

        Please note that in this prospectus references to Lehman Brothers Holdings, "we", "us" and "our" refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries.

        Also, in this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, the trustee or our agent maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. We anticipate that most of the offered securities will be issued in book-entry form only. Owners of beneficial interests in the securities should read the section entitled "Book-Entry Procedures and Settlement."

        As you read this prospectus, please remember that the specific terms of the securities as described in the prospectus supplement or supplements will supplement and, if applicable, modify or replace the general terms described in this prospectus. You should read carefully the particular terms of the securities, which will be described in more detail in the prospectus supplement or supplements. If there are differences between the prospectus supplement or supplements and this prospectus, the prospectus supplement or supplements will control. Thus, the statements made in this prospectus may not apply to the securities.

        Investing in the offered securities involves risks. You should reach a decision to purchase a security only after you have carefully reviewed the risk factors and other information in this prospectus and the applicable prospectus supplement or supplements and considered with your advisors the suitability of an investment in the security in light of your particular circumstances.

        This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in our most recent Annual Report on Form 10-K, which is incorporated in this prospectus by reference. See "Where You Can Find More Information" in this prospectus for information about how to obtain a copy of this annual report.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will use the proceeds we receive from the sale of the offered securities for general corporate purposes, principally to:

  •
  fund the business of our operating units;

  •
  fund investments in, or extensions of credit or capital contributions to, our subsidiaries; and

  •
  lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

        We expect to incur additional indebtedness in the future to fund our businesses.

        We or our subsidiaries may also use all or some of the proceeds received from the sale of offered securities to hedge our risk under any offered securities, including by purchasing or maintaining long or short positions in the offered securities themselves and/or the securities, currencies, commodities, indices or other assets or measures to which any offered securities may be linked. Our hedging activities could have a material impact on the price or value of such securities, currencies, commodities, indices or other assets or measures.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Year Ended November 30,
						Three Months Ended February 28, 2006
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges	1.11	1.13	1.29	1.36	1.28	1.26
Ratio of earnings to combined fixed charges and preferred stock dividends	1.10	1.11	1.26	1.34	1.27	1.26

        For purposes of calculating both ratios, earnings are the sum of:

  •
  pre-tax earnings from continuing operations and

  •
  fixed charges (excluding capitalized interest);

and fixed charges are the sum of:

  •
  interest cost, including capitalized interest, and

  •
  that portion of rent expense estimated to be representative of the interest factor.

        The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt. Senior debt and subordinated debt will be issued under separate indentures. We have summarized certain general terms and provisions of the indentures and the debt securities below. The summary is not complete. You should read the more detailed provisions of the applicable indenture and the form of your debt security for a complete description and for provisions that might be important to you. The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part.

        A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of the indentures and any form of debt security that has been filed by following the directions on page 58 or by contacting the applicable indenture trustee.

        Unless otherwise provided for a particular issuance in an accompanying prospectus supplement or supplements, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be JPMorgan Chase Bank, N.A.

        Neither indenture limits the amount of debt securities that may be issued thereunder or the amount of indebtedness we or our subsidiaries can incur. The indentures provide that senior or subordinated debt securities may be issued from time to time in one or more series, with different terms. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

Types of Debt Securities

        We may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

  Fixed and Floating Rate Debt Securities

        Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are usually issued at a price lower than the principal amount. U.S. federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount will be described in the applicable prospectus supplement or supplements.

        Floating rate debt securities will bear interest at a floating rate per annum determined pursuant to the formula specified in the prospectus supplement or supplements. Generally, the interest rate on a floating rate debt security will be equal to an interest rate determined by reference to an interest rate index specified in the prospectus supplement or supplements plus or minus a spread, if any, and/or multiplied by a spread multiplier, if any, and may be subject to a minimum and/or maximum rate or rates in one or more interest periods.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement or supplements. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

        Unless otherwise specified in the accompanying prospectus supplement or supplements, all percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, and all amounts used in or resulting from any currency calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

  Indexed Debt Securities

        We may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. An indexed debt security will be convertible into, or exchangeable for, or provide that the amount payable at maturity or upon earlier redemption or repurchase, and/or the amount of interest (if any) payable on an interest payment date, will be determined in whole or in part by reference to the performance level or value of one or more of the following:

  •
  securities of one or more issuers, including our securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us; and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of or the amount you paid for your debt security, depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be convertible into or exchangeable for, at our option or the holder's option, our other securities or securities of another issuer.

        If you purchase an indexed debt security, the prospectus supplement or supplements will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the security may be settled physically or in cash.

        No holder of an indexed debt security will, as such, have any rights of a holder of the index property referenced in the debt security or deliverable upon settlement, including any right to receive interest, dividends, distributions or other payments thereunder.

Information in the Prospectus Supplement

        The prospectus supplement or supplements for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title;

  •
  whether senior or subordinated debt;

  •
  the total principal amount offered;

  •
  the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

  •
  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

  •
  if the debt securities are indexed debt securities, the amount we will pay you at maturity or upon redemption or repurchase, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be convertible into or exchangeable for or payable in cash, securities or other property;

  •
  if the index property is an index or a basket of securities, a description of the index or basket of securities;

  •
  if the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

  •
  any securities exchange or quotation system on which the debt securities may be listed;

  •
  if other than in United States dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  any addition to, or modification or deletion of, any event of default or any of our covenants with respect to the debt securities;

  •
  any provisions for the discharge of our obligations relating to the securities by deposit of funds or United States government obligations;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

  •
  any other specific terms of the securities and any terms required by or advisable under applicable laws or regulations.

        The terms on which a series of debt securities may be convertible into or exchangeable for other securities of ours or those of any other entity will be set forth in the prospectus supplement or supplements relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted in certain events.

        The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form only, and will be issued in physical (paper) form only as global notes to a depositary, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement or supplements, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement or supplements relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

        The debt securities in global form may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, by the registered holder at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

        We will pay the principal or other amount payable at maturity or redemption, premium and interest due in respect of the global notes at the principal corporate office of the relevant trustee in New York City in immediately available funds.

        If definitive notes are issued, we will make all payments of principal or any other amount payable at maturity or upon redemption or repurchase, premium and interest on the notes in accordance with wire transfer instructions given to us by any holder. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders. Payments in any other manner will be specified in the prospectus supplement or supplements.

Calculation Agents

        Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Senior Debt

        The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all our other unsecured debt except debt that pursuant to its terms is subordinated to the senior debt securities.

Subordinated Debt

        The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our "senior debt" (as defined below). The subordinated debt indenture does not limit our ability to issue senior debt.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt securities can receive any payments.

        "Senior debt" means:

  (1)
  the principal, premium, if any, and interest in respect of (A) our indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities;

  (2)
  all our capitalized lease obligations;

  (3)
  all our obligations representing the deferred purchase price of property; and

  (4)
  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

  (a)
  subordinated debt securities;

  (b)
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

  (c)
  indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

  (d)
  indebtedness that is subordinated to our obligations of the type specified in clauses (1) through (4) above.

        The effect of clause (d) is that we may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

Limitations on Liens

        The indentures provide that we will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness. "Designated subsidiary" means any of our subsidiaries the consolidated net worth of which represents at least 5% of our consolidated net worth.

Limitations on Mergers and Sales of Assets

        The indentures provide that we will not merge or consolidate or transfer or lease all or substantially all of our assets, and another person may not transfer or lease all or substantially all of its assets to us, unless:

  •
  either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

  •
  immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

        Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  failure to pay required interest on any debt security of such series for 30 days;

  •
  failure to pay principal or premium, if any, on any debt security of such series when due;

  •
  failure to make any required scheduled installment payment for 30 days on debt securities of such series;

  •
  failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not.

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Unless otherwise specified in the applicable prospectus supplement or supplements, if the principal of any original issue discount, or OID, note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum, expressed as a percentage of the aggregate principal amount, of (1) its issue price plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with generally accepted accounting principles in effect on the date of declaration. The amortized face amount of a note will never exceed its stated principal amount.

        We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

        No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series.

        Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

        If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Modification of the Indentures

        Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities. In addition, we and the trustee may amend the indenture without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

        No such modification may, without the consent of the holder of each security so affected:

  •
  extend the fixed maturity of any such securities;

  •
  reduce the rate or change the time of payment of interest on such securities;

  •
  reduce the principal amount of such securities or the premium, if any, on such securities;

  •
  change any of our obligations to pay additional amounts;

  •
  reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

  •
  adversely affect the right of repayment or repurchase at the option of the holder;

  •
  reduce or postpone any sinking fund or similar provision;

  •
  change the currency or currency unit in which any such securities are payable or the right of selection thereof;

  •
  impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

  •
  reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; and

  •
  change any of our obligations to maintain an office or agency.

Defeasance

        Except as may otherwise be set forth in an accompanying prospectus supplement or supplements, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

  •
  if the terms of the debt securities so provide, we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge"; or

  •
  we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance".

        When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) we will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

        For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see "United States Federal Income Tax Consequences—Tax Consequences of Defeasance" below.

Payment of Additional Amounts

        If so noted in the applicable prospectus supplement or supplements for a particular issuance, we will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

  •
  any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

  •
  any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

  •
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of us, or (2) a controlled foreign corporation with respect to us within the meaning of the Code; or

  •
  any combinations of items identified in the bullet points above.

        In addition, we will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

        The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Optional Redemption, Repayment and Repurchase

        The prospectus supplement or supplements relating to each note will indicate whether a debt security will be redeemable at our option, in whole or in part. If so, the prospectus supplement or supplements will also indicate (1) the optional redemption date or dates on which the debt security may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the debt security may be redeemed on each such optional redemption date.

        Unless otherwise specified in the applicable prospectus supplement or supplements, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the holder of the debt security. In the event of redemption of a debt security in part only, a new debt security for the unredeemed portion of the debt security will be issued to the holder of the debt security upon the cancellation of the debt security. Unless otherwise specified in the applicable prospectus supplement or supplements, if less than all of the debt securities are redeemed the trustee will select the debt securities to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The prospectus supplement or supplements relating to each debt security will also indicate whether the holder of the debt security will have the option to elect repayment of the debt security by us prior to its stated maturity. If so, the prospectus supplement or supplements will specify (1) the optional repayment date or dates on which the debt security may be repaid and (2) the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder's option on each such optional repayment date.

        Any tender of a debt security by the holder for repayment, except pursuant to the prescribed notice, will be irrevocable. The repayment option may be exercised by the holder of a debt security for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the debt security will be canceled and a new debt security for the remaining principal amount will be issued in the name of the holder of the repaid debt security.

        If a debt security is represented by a global security, the nominee of The Depository Trust Company ("DTC"), a securities depository, will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

        Unless otherwise specified in the applicable prospectus supplement or supplements, if we redeem or repay a note that is an OID note other than an indexed debt security prior to its stated maturity, then we will pay the amortized face amount of the debt security as of the date of redemption or repayment regardless of anything else stated in this prospectus.

        We may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Redemption Upon a Tax Event

        If so noted in the applicable prospectus supplement or supplements for a particular issuance, the debt securities may be redeemed at our option in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, or such other price as may be specified in the applicable prospectus supplement or supplements, if we determine that as a result of a "change in tax law" (as defined below):

  •
  we have or will become obligated to pay additional amounts as described under the heading "—Payment of Additional Amounts" on any debt security, or

  •
  there is a substantial possibility that we will be required to pay such additional amounts.

        A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.

        Prior to the publication of any notice of redemption, we shall deliver to the Trustee (1) an officers' certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the debt securities and the indentures will be governed by New York law.

Concerning the Trustees

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustees and their affiliates in the ordinary course of business. The trustees or their affiliates may participate as underwriters, agents or dealers in any offering of debt securities.

DESCRIPTION OF WARRANTS

General

        We may issue warrants from time to time in such amounts and in as many distinct series as we wish. In addition we may issue a warrant separately or as part of a unit as described below in "Description of Units".

        The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement or supplements, and, if part of a unit, may be issued under a unit agreement as described below under "Description of Units". We may add, replace or terminate warrant agents from time to time. We may also act as our own warrant agent.

        You should read the more detailed provisions of the applicable warrant agreement (and unit agreement, if applicable) and warrant certificate for a complete description and for provisions that might be important to you. A form of the warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement that has been filed by following the directions on page 58 or by contacting the applicable warrant agent.

        We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  our securities or the securities of one or more other issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us; and/or

  •
  one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a "warrant property".

        We may satisfy our obligations, if any, with respect to any warrants by delivering:

  •
  the warrant property;

  •
  the cash value (as defined in the applicable prospectus supplement) of the warrant property; or

  •
  the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

        The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

        No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

        The following briefly summarizes the material provisions of the warrant agreements and the warrants that generally apply to all warrants. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement or supplements.

Information in the Prospectus Supplement

        The prospectus supplement or supplements for any offered series of warrants will contain, where applicable, the following information about your warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether and under what circumstances the warrants may be cancelled by us prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

  •
  whether the warrants are put warrants (entitling the holder to sell the warrant property or receive the cash value of the right to sell the warrant property), call warrants (entitling the holder to buy the warrant property or receive the cash value of the right to buy the warrant property), or spread warrants (entitling the holder to receive a cash value determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property);

  •
  the warrant property or cash value, and the amount or method for determining the amount of warrant property or cash value, deliverable upon exercise of each warrant;

  •
  the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any warrants or other securities or both, and the method of exercising the warrants;

  •
  whether the exercise of the warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis;

  •
  the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of warrants that may, subject to election by us, be exercised by all owners (or by any person or entity) on any day;

  •
  any provisions for the automatic exercise of the warrants at expiration or otherwise;

  •
  if the warrant property is an index or a basket of securities, a description of the index or basket of securities;

  •
  if the warrant property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

  •
  whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the cash settlement value of a warrant will be determined on a different basis than under normal circumstances;

  •
  the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

  •
  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

  •
  any other terms of the warrants and any terms required by or advisable under applicable laws or regulations.

        The warrants will be issued only in registered form. As currently anticipated, warrants will trade in book-entry form only, and will be issued in physical (paper) form only as global security to a depositary, as described below under "Book-Entry Procedures and Settlement."

        The warrants in global form may be presented for exchange, and warrants other than a global security may be presented for registration of transfer, by the registered holder at the principal office of the warrant agent in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of warrants, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Calculation Agents

        Calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Modifications

        We and the warrant agent may amend the warrant agreement without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

        No such modification or amendment may, without the consent of the holders of each warrant affected:

  •
  reduce the amount receivable upon exercise, cancellation or expiration,

  •
  shorten the period of time during which the warrants may be exercised,

  •
  otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants, or

  •
  reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        Warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under the warrant agreement and the warrants. We will then be relieved of any further obligation under the warrant agreement and the warrants and, in the event of any such merger, consolidation or sale, we as the predecessor company, may at any time thereafter be dissolved, wound up or liquidated.

        Warrant Agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

        Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

        In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

        Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of universal warrants.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

Concerning the Warrant Agent

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the warrant agent and its affiliates in the ordinary course of business. The warrant agent or its affiliates may participate as underwriters, agents or dealers in any offering of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

General

        We may issue purchase contracts from time to time in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units".

        The following describes the general terms applicable to all purchase contracts. You should read the more detailed provisions of the applicable purchase contract for a complete description and for provisions that might be important to you. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of purchase contract when it has been filed by following the directions on page 58. Most of the financial and other specific terms of your purchase contract will be described in the prospectus supplement or supplements.

Purchase Contract Property

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our securities,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

  •
  one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a "purchase contract property".

        Each purchase contract will obligate:

  •
  the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices, or

  •
  the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

        Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract.

        No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any right to receive interest, dividends, distributions or other payments on that property. Any securities deliverable by us with respect to any purchase contracts will be freely transferrable by the holder.

Information in the Prospectus Supplement

        The prospectus supplement or supplements may contain, where applicable, the following information about your purchase contract:

  •
  the purchase date or dates;

  •
  if other than United States dollars, the currency or currency unit in which payment will be made;

  •
  the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

  •
  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

  •
  the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable pursuant to each purchase contract;

  •
  whether the purchase contract is to be prepaid or not and the governing document for the contract;

  •
  the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance or level of, the purchase contract properties;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

  •
  if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

  •
  if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

  •
  whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

  •
  whether the purchase contract will be subject to a security interest in our favor as described below;

  •
  the identities of any depositaries and any paying, transfer, calculation or other agents for the purchase contracts;

  •
  any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

  •
  any other terms of the purchase contracts and any terms required by or advisable under applicable laws or regulations.

Prepaid Purchase Contracts; Applicability of Indenture

        Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. Those contracts are referred to as "prepaid purchase contracts". Our obligation to settle a prepaid purchase contract on the relevant settlement date will be one of our senior debt securities or subordinated debt securities, which are described above under "Description of Debt Securities". Prepaid purchase contracts will be issued under the applicable indenture, and the provisions of that indenture will govern those contracts, including the rights and duties of the holders, the trustee and us with respect to those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

        Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. Those contracts are referred to as "non-prepaid purchase contracts". The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

        Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. Unit agreements generally are described under "Description of Units" below. The particular governing document that applies to your non-prepaid purchase contracts will be described in the prospectus supplement or supplements.

        Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless stated otherwise in the applicable prospectus supplement or supplements. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to their contracts.

        When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Pledge by Holders to Secure Performance

        If provided in the prospectus supplement or supplements, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement or supplements, which will hold them, for our benefit, as collateral to secure the holder's obligations. This is referred to as the "pledge" and all the items described below as the "pledged items". Unless otherwise provided in the applicable prospectus supplement or supplements, the pledge will create a security interest in the holder's entire interest in and to:

  •
  any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement or supplements,

  •
  all additions to and substitutions for the pledged items,

  •
  all income, proceeds and collections received in respect of the pledged items, and

  •
  all powers and rights owned or acquired later with respect to the pledged items.

        The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

        If so provided in the prospectus supplement or supplements, the following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal and interest payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as described in the applicable prospectus or prospectus supplements.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts. See "Book-Entry Procedures and Settlement."

Failure of Holder to Perform Obligations

        If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts and, in the event of any such merger, consolidation or sale, we as the predecessor company may at any time thereafter be dissolved, wound up or liquidated.

        Purchase contracts that are not prepaid will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.

Calculation Agents

        Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be our affiliate, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Governing Law

        Unless stated otherwise in the prospectus supplement or supplements, the purchase contracts and any governing documents will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

        As of the date of this Prospectus, our authorized capital stock includes 38 million shares of preferred stock, par value $1.00 per share. The following briefly summarizes the general terms of our preferred stock. You should read the more detailed provisions of the certificate of designation relating to a particular series of preferred stock for a complete description and for provisions that might be important to you. The certificate of designations will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 58.

General

        Under our certificate of incorporation, our board of directors is empowered to authorize the issuance of shares of preferred stock in one or more classes or series. The term "our board of directors" includes any duly authorized committee of our board of directors. Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The certificate of designations will specify, and the prospectus supplement or supplements will describe:

  •
  the number of shares to be included in the series;

  •
  the designation, powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions of such series,

in each case, except as otherwise stated in the certificate of incorporation.

        The prospectus supplement or supplements will also describe:

  •
  the price at which we will issue the preferred stock;

  •
  any securities exchange or quotation system on which the preferred stock may be listed; and

  •
  any other terms of the preferred stock.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and those of our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock that we issue may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings (whether or not deemed desirable by our board of directors), may discourage bids for our common stock at a premium over market price of the common stock and may adversely affect the market price of our common stock.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

        We will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement or supplements relating to such series.

Rank

        Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement or supplements, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or supplements relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

        We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

  •
  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

  •
  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of one series of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

        Similarly, we may not declare, pay or set apart for payment dividends (other than in common stock) or make other payments on our common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

  •
  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  •
  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement or supplements for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities of ours, or the stock or securities of any other entity.

Redemption

        If so specified in the applicable prospectus supplement or supplements, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and/or may be subject to mandatory redemption on a specified date or dates.

        Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement or supplements relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences on all such securities. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        Neither a consolidation or merger of Lehman Brothers Holdings with or into any other corporation, nor a consolidation or merger of any other corporation with or into us, nor a sale, lease, exchange or transfer of all or part of our assets will be considered a liquidation, dissolution or winding up for this purpose.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

  •
  as otherwise stated in the prospectus supplement or supplements and in the certificate of designation establishing such series; or

  •
  as required by applicable law.

        Where holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of such preferred stock may have other special voting rights:

  •
  that apply if there is a default in paying dividends for a specified period; and

  •
  if we propose to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of designations or the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to such series of preferred stock, will not be deemed to adversely affect such powers, preferences or special rights.

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or supplements.

        A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 58.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of us.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor we will be liable if it or we are prevented or delayed by law or any circumstances beyond its or our control in performing its or our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder, and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Depositary

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the depositary and its affiliates in the ordinary course of business. The depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF COMMON STOCK

        As of the date of this prospectus, our authorized capital stock includes 1.2 billion shares of common stock, par value $0.10 per share. The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 58.

General

        Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange and the Pacific Exchange.

Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have
an Antitakeover Effect

        The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for our shares.

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

        Our by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

        Preferred Stock.    The issuance of preferred stock could adversely affect holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

DESCRIPTION OF UNITS

General

        We may issue units from time to time in such amounts and in as many distinct series as we wish.

        The units of a series may be issued under a separate unit agreement to be entered into between us and one or more banks or trust companies, as unit agent, as set forth in the prospectus supplement or supplements. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent.

        The following describes the general terms applicable to all units. You should read the more detailed provisions of the applicable unit agreement for a complete description and for provisions that might be important to you. A form of any unit agreement, including a form of unit certificate representing each unit, reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of unit agreement when it has been filed by following the directions on page 58 or by contacting the applicable unit agent. Most of the financial and other specific terms of your series will be described in the prospectus supplement or supplements.

        We may issue units comprised of two or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. In addition, we have the right to "reopen" a previous issue of a series of units by issuing additional units of such series. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Information in the Prospectus Supplement

        The prospectus supplement or supplements may contain, where applicable, the following information about your units:

  •
  the designation and aggregate number of, and the price at which we will issue, the units;

  •
  the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below;

  •
  the identities of the unit agent, any depositaries and any paying, transfer, calculation or other agents for the units;

  •
  any securities exchange or quotation system on which the units and the securities separable therefrom may be listed; and

  •
  any other terms of the units and any other terms required by or advisable under applicable laws or regulations.

        If we issue a particular security as part of a unit, the prospectus supplement or supplements will state whether the security will be separable from the other securities in the unit before such security's settlement date.

        The applicable provisions described in this section, as well as those described under the applicable descriptions of the securities that comprise part of the units in this prospectus, will apply to each unit and to any security included in each unit, respectively.

Unit Agreements: Prepaid, Non-Prepaid and Other

        If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a "prepaid unit agreement". Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a "non-prepaid unit agreement". Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement or supplements. In some cases, we may issue units under one of our indentures.

        Each holder of units issued under a non-prepaid unit agreement will:

  •
  be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts; and

  •
  appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

        Any unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under "Description of Purchase Contracts."

        When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

        A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modifications

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity,

  •
  to correct or supplement any defective or inconsistent provision, or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the applicable unit agent also may, with the consent of the holders of at least a majority in number of the units, modify or amend the applicable unit agreement and the terms of the unit. If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right,

  •
  impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due, or

  •
  reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        These provisions regarding amendments to any unit agreement also apply to changes affecting any securities issued under a unit agreement, as the governing document.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements and, in the event of any such merger, consolidation or sale, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Unit Agreements Will Not be Qualified Under the Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Enforceability of Rights by Holders

        Each unit agent will act solely as our agent in connection with the units issued under that agreement and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any unit or of any security comprising a unit. The unit agent will not be obligated to take any action on behalf of those holders or owners to enforce or protect their rights under the units or the included securities.

        Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to the relevant securities.

        Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and prepaid purchase contracts, that are included in those units. Limitations of this kind will be described in the prospectus supplement or supplements.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the unit agreements and the units will be governed by New York law.

Concerning the Unit Agent

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the unit agent and its affiliates in the ordinary course of business. The unit agent or its affiliates may participate as underwriters, agents or dealers in any offering of units.

FORM, EXCHANGE AND TRANSFER

        Securities will only be issued in registered form; no securities will be issued in bearer form. We will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement or supplements. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement or supplements. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, or vote, make elections or take other actions thereon, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

  •
  The securities will be issued in fully registered form in denominations stated in the prospectus supplement or supplements. Holders may exchange their securities for securities of the same series in smaller permitted denominations or combined into fewer securities of the same series of larger permitted denominations, as long as the total amount is not changed.

  •
  Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement or supplements. They may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them ourselves.

  •
  Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

  •
  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

  •
  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

  •
  we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking S.A., Luxembourg ("Clearstream Banking SA") and Euroclear Bank ("Euroclear") (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Simpson Thacher & Bartlett LLP, our special United States tax counsel, the following discussion is an accurate summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United States holders and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment under the United States federal income tax laws, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, persons who are investors in pass-through entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

  •
  tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to holders of debt securities or common or preferred stock whose "functional currency" is not the U.S. dollar;

  •
  certain expatriates who are holders of our debt securities or common or preferred stock;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security does not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. Accordingly, if we intend to treat a debt security as other than debt for U.S. federal income tax consequences, we will disclose the relevant tax considerations in the applicable prospectus supplement or supplements. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities, warrants, purchase contracts, common or preferred stock, or units in the applicable prospectus supplement or supplements. We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement or supplements.

        If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

        If you are considering the purchase of debt securities or common or preferred stock, you should consult your own tax advisors concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt Securities

  Consequences to United States Holders

        The following is a summary of certain United States federal income tax consequences that will generally apply to you if you are a United States holder of debt securities.

        Certain consequences to "non-United States holders" of debt securities, which are beneficial owners of notes (other than partnerships) who are not United States holders, are described under "—Consequences to Non-United States Holders" below.

        "United States holder" means a beneficial owner of a debt security that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source;

  •
  a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

  Payments of Interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest", as defined below. Notice will be given in the applicable prospectus supplement or supplements when we determine that a particular debt security will be an OID debt security.

        A debt security with an "issue price" that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        We will give you notice in the applicable prospectus supplement or supplements when we determine that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs. This method takes into account the compounding of interest.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

  •
  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

  Short-Term Debt Securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market Discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

        The market discount rules described above do not apply to contingent payment debt securities and instead, special rates apply to a contingent payment debt security purchased for an amount that is less than its adjusted issue price. You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of purchasing a contingent payment debt security for an amount that is less than its adjusted issue price.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

        The premium rates described above do not apply to contingent payment debt securities and instead, special rates apply to a contingent payment debt security purchased for an amount that is greater than its adjusted issue price. You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of purchasing a contingent payment debt security for an amount that is greater than its adjusted issue price.

  Contingent Payment Debt Securities

        The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year, regardless of your usual method of accounting, based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the debt securities.

        We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement or supplements when we determine that a particular debt security will be treated as contingent debt.

        The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

        If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional OID. A negative adjustment, for the amount by which an actual payment is less than a projected contingent payment, will:

  •
  first, reduce the amount of OID required to be accrued in the current year

  •
  second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent that your total prior OID inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

  •
  third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

        Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

        We and you will agree to treat any contingent payment debt securities as such for all United States tax purposes. You are generally bound by the comparable yield and projected payment schedule provided by us.

        For special treatment of foreign currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement or supplements.

        The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement or supplements and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Defeasance

        We may discharge our obligations under the debt securities as more fully described under "Description of Debt Securities—Defeasance" above. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

        Any gain realized would generally not be taxable to non-United States holders under the circumstances outlined below under "—Consequences to Non-United States Holders—United States Federal Income Tax."

        Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

  Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities

        If so specified in an applicable prospectus supplement or supplements relating to a debt security, we or you may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

        The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under "—Tax Consequences of Defeasance" would also apply.

        If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

        Original Issue Discount.    The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

        You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Foreign Currency Debt Securities

        Payments of Interest.    If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

        If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

  •
  the last day of the accrual period,

  •
  the last day of the taxable year if the accrual period straddles your taxable year, or

  •
  on the date the interest payment is received if such date is within five days of the end of the accrual period.

        Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

        This discussion does not address the tax consequences of owning foreign currency debt securities that are also contingent payment debt instruments. If you are considering the purchase of such securities, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

        Original Issue Discount.    OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

  •
  first, as the receipt of any stated interest payments called for under the terms of the debt security,

  •
  second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and

  •
  third, as the receipt of principal.

        Market Discount and Bond Premium.    The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

        If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

        Sale, Exchange or Retirement.    Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be treated as a payment of interest for federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

        Subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt security has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of a foreign currency debt security would generally be treated as U.S. source gain or loss.

        A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt security. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

        Exchange Gain or Loss with Respect to Foreign Currency.    Your tax basis in the foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange or retirement of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange or retirement. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States holder (or, upon election, an accrual basis United States holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Accordingly, your basis in the foreign currency received would be equal to the spot rate of exchange on the settlement date.

        Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be United States source gain or loss.

        Reportable Transactions.    Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of debt securities.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations" and "passive foreign investment companies," that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        United States Federal Withholding Tax.    The 30% United States federal withholding tax will not apply to any payment of principal and, under the "portfolio interest" rule, interest, including OID, on debt securities provided that:

  •
  interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

  •
  the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

  •
  in the case of debt securities in registered form, either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "—United States Federal Income Tax").

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

        United States Federal Income Tax.    If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that premium and interest, including OID, on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

        You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        United States Federal Estate Tax.    Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest" rule described above under "—United States Federal Withholding Tax," without regard to the statement requirement described in the sixth bullet point of that section.

  Information Reporting and Backup Withholding

        United States Holders.    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

        Non-United States Holders.    Generally, we must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments if the debt securities are in registered form. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In the case of debt securities in bearer form, in general, no information reporting or backup withholding will be required with respect to payments we make outside the United States to non-United States holders. In the case of debt securities in registered form, in general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and we have received from you the statement described above in the sixth bullet point under "—United States Federal Withholding Tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

  Consequences to United States Holders

        The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

  •
  the terms of the stock;

  •
  any put or call option or redemption provisions with respect to the stock;

  •
  any conversion or exchange features with respect to the stock; and

  •
  the price at which the stock is sold.

        United States holders should carefully examine the applicable prospectus supplement or supplements regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies" and that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        Dividends.    In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid backup withholding as discussed below, will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

        If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Gain on Disposition of Common or Preferred Stock.    You generally will not be subject to United States federal income tax with respect to gain realized on a sale or other disposition of common or preferred stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

  •
  you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are an individual non-United States holder described in the first bullet point above, you will be subject to United States federal income tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If you are an individual non-United States holder described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        We believe that we are not currently and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. We will give you notice in an applicable prospectus supplement if we determine that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        Federal Estate Tax.    If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        Information Reporting and Backup Withholding.    We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

        Backup withholding generally will apply to dividends paid to you unless you certify under penalty of perjury that you are a non-U.S. holder, and we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through certain United States-related financial intermediaries, unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge or reason to know that you are a United States person or (2) you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your United States federal income tax liability provided the required information is provided to the IRS.

Other Securities

        If you are considering the purchase of warrants, purchase contracts, depositary shares or units, you should carefully examine the applicable prospectus supplement or supplements regarding the special United States federal income tax consequences, if any, of the holding and disposition of such securities including any tax considerations relating to the specific terms of such securities.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

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to or through underwriters or dealers;

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by ourselves directly;

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through agents; or

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through a combination of any of these methods of sale.

        Any such underwriters, dealers or agents may include Lehman Brothers Inc. or our other affiliates. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

        The prospectus supplement or supplements relating to a particular offering of securities will set forth the terms of such offering, including:

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the securities offered;

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the price of the securities;

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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities and the proceeds to us from such sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

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the initial public offering price;

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any discounts or concessions to be allowed or reallowed or paid to dealers; and

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any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus (including securities of the same types and classes as described in this prospectus, or others) to third parties in privately negotiated transactions. If the applicable prospectus supplement or supplements so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or supplements, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or supplements (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

Underwriting

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either on a firm commitment basis or best-efforts basis, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Any at-the-market offering of common stock will be through an underwriter or underwriters acting as principal or agent for us. Unless otherwise set forth in the prospectus supplement or supplements, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities. Underwriters may receive compensation in the form of discounts, concessions or commissions. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities being offered, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

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  Over-allotment involves sales by the underwriter of securities in excess of the securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the securities over-allotted by the underwriter is not greater than the number or amount of securities that they may purchase in the over-allotment option granted by us. In a naked short position, the number or amount of securities involved is greater than the number or amount of securities in the over-allotment option, if any. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing securities in the open market.

  •
  Stabilizing transactions permit bids to purchase any covered security so long as the stabilizing bids do not exceed a specified maximum.

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  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option, if any. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities being offered or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities being offered. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Dealers, Agents and Direct Sales

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement or supplements relating to that transaction. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement or supplements relating to that offering. Unless otherwise indicated in such prospectus supplement or supplements, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement or supplements, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement or supplements pursuant to delayed delivery contracts or other purchase contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements, and the prospectus supplement or supplements will set forth the name and commission payable to the agents, underwriters or dealers for solicitation of such contracts.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

Other Relationships with Underwriters

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. or any other U.S. broker-dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the customer. Underwriting discounts and commissions on securities sold in an initial distribution will not exceed 8% of the offering proceeds.

        Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business, including acting as indenture trustee, issuing agent, paying agent, registrar or other agent of ours for the securities.

Indemnification

        We have agreed to indemnify underwriters, dealers and agents, as applicable, against liabilities relating to any offering of the securities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities.

Market-Making

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        This prospectus together with any applicable prospectus supplement or supplements may also be used by Lehman Brothers Inc. and our other affiliates in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any such market-making activity. Such affiliates may act as principals or agents in such transactions, and may receive compensation in the form of discounts or commissions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

Electronic Distribution

        This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

        Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter's, dealer's, agent's or any selling group member's web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

CERTAIN ERISA CONSIDERATIONS

        We have subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which we or any of our direct or indirect subsidiaries is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act of 1933 (the "Securities Act"), we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "LEH." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

        The SEC allows us to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file after the date of this registration statement and prior to the effecitveness of this registration statement shall be deemed to be incorporated by reference into this prospectus and information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement or supplements. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed):

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  Annual Report on Form 10-K for the year ended November 30, 2005;

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  Quarterly Report on Form 10-Q for the quarter ended February 28, 2006;

  •
  Current Reports on Form 8-K filed with the SEC on February 21, 2006, February 24, 2006, March 3, 2006, March 10, 2006 (two Form 8-K filings), March 15, 2006, March 16, 2006, March 24, 2006, March 28, 2006, March 31, 2006 (two Form 8-K filings), April 4, 2006, April 25, 2006, May 3, 2006 and May 24, 2006; and

  •
  Registration Statement on Form 8-A, filed on April 29, 1994.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Controller's Office
    Lehman Brothers Holdings Inc.
    745 Seventh Avenue
    New York, New York 10019
    (212) 526-7000

LEGAL MATTERS

        Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, has rendered an opinion to us regarding the validity of the securities offered by this prospectus. Simpson Thacher & Bartlett LLP, New York, New York, has rendered an opinion to us regarding certain United States federal income tax consequences regarding certain securities offered by this prospectus. Simpson Thacher & Bartlett LLP, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. appearing in Lehman Brothers Holdings Inc.'s Annual Report (Form 10-K) for the year ended November 30, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and management's assessment are, and audited consolidated financial statements and management's assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and management's assessments to the extent covered by consents filed with the Securities and Exchange Commission, given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited consolidated interim financial information of Lehman Brothers Holdings Inc. for the three-month periods ended February 28, 2006 and February 28, 2005, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 10, 2006 included in Lehman Brothers Holdings Inc.'s quarterly report on Form 10-Q for the quarter ended February 28, 2006, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

2,000,000 Shares

LEHMAN BROTHERS HOLDINGS INC.

         % Non-Cumulative Mandatory Convertible
Preferred Stock, Series Q

PROSPECTUS SUPPLEMENT
June     , 2008

LEHMAN BROTHERS

QuickLinks

  As Filed Pursuant to Rule 424(b)(2) Registration No: 333-134553
TABLE OF CONTENTS Prospectus Supplement
GENERAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY INFORMATION
Lehman Brothers Holdings Inc.
The Offering
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
REGULATORY CAPITAL
DESCRIPTION OF THE PREFERRED STOCK
Stock price
DESCRIPTION OF CAPITAL STOCK
BOOK-ENTRY SYSTEM
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS

PROSPECTUS SUMMARY
Lehman Brothers Holdings Inc.
The Securities We May Offer
GENERAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF UNITS
FORM, EXCHANGE AND TRANSFER
BOOK-ENTRY PROCEDURES AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
CERTAIN ERISA CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS